                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 Allergan, Inc.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     or Item 22(a)(2) of Schedule 14A.

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/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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

                                [ALLERGAN LOGO]

               2525 DUPONT DRIVE, IRVINE, CA 92715 (714) 752-4500

                                                                  March 18, 1996

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders to be held at the corporate headquarters of Allergan, Inc., 2525 Dupont Drive, Irvine, California, on Tuesday, April 23, 1996 at 10:00 A.M. We hope you will be present to hear management's report to stockholders.

     The attached notice of meeting and proxy statement describe the matters to be acted upon. If you plan to attend the meeting in person, please mark the designated box on the proxy card. We will then send you an admission card, which you should present upon entering the meeting.

     Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the postage prepaid envelope provided. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                                [SIG]
                                          William C. Shepherd
                                          Chairman, President and
                                          Chief Executive Officer

                                [ALLERGAN LOGO]

                      2525 DUPONT DRIVE, IRVINE, CA 92715

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 23, 1996

TO OUR STOCKHOLDERS:

     The annual meeting of stockholders of Allergan, Inc., a Delaware corporation, will be held at the corporate headquarters of Allergan, Inc., 2525 Dupont Drive, Irvine, California, on Tuesday, April 23, 1996 at 10:00 A.M. for the following purposes:

     1. To elect four Class I directors to serve for three-year terms ending in 1999 and until their successors are elected and qualified.

     2. To approve the Company's amended and restated 1989 Incentive Compensation Plan.

     3. To approve an amendment to the Company's 1989 Nonemployee Director Stock Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 4, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and, consequently, only stockholders of record at the close of business on March 4, 1996 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. Even though a stockholder may now plan to attend the meeting, he or she is urged to complete, sign and date the enclosed proxy card and to mail it promptly in the enclosed postage-paid envelope. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                            By Order of the Board of Directors

                                                          [SIG]
                                                  Francis R. Tunney, Jr.
                                                        Secretary
March 18, 1996

                                [ALLERGAN LOGO]

                                PROXY STATEMENT

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 23, 1996

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of Allergan, Inc. ("Allergan" or the "Company"), 2525 Dupont Drive, Irvine, California 92715 for use at the Annual Meeting of the Company's stockholders to be held on April 23, 1996, and at any adjournment thereof, pursuant to the accompanying Notice of annual meeting. This proxy statement and the accompanying proxy card are being mailed to all stockholders on or about March 18, 1996.

     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile or in person. The Company has retained D.F. King & Co., a professional soliciting organization, to aid in the solicitation of proxies to be voted at the Annual Meeting at an estimated cost of $10,500 plus out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of Allergan stock.

                         GENERAL INFORMATION REGARDING
                      VOTING, CONFIDENTIALITY AND PROXIES

     The persons named in the accompanying proxy will vote FOR the election of the nominees for directors and FOR the other two proposals, unless otherwise directed in the proxy. The proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation to the independent vote tabulators. As to any other business which may properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment, although the Company does not presently know of any other business.

     Holders of record of the Company's common stock at the close of business on March 4, 1996 are entitled to vote at the meeting. On that date Allergan had 64,705,757 shares of common stock outstanding. Each stockholder has one vote per share on all business to be voted upon at the meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as if they were "no" votes in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     It is the Company's policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential, except in the following circumstances: (1) to allow the independent election inspectors to certify the results of the vote; (2) as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action; (3) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes; (4) where a stockholder expressly requests disclosure or has made a written comment on a proxy card; (5) where contacting stockholders by the Company is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to the Company by the independent election inspectors; (6) aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the meeting of stockholders at which they are relevant; and (7) in the event of any solicitation of proxies or written consents with respect to any of the securities of the Company by a person other than the Company of which solicitation the Company has actual notice.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     The Company's Restated Certificate of Incorporation provides for three classes of directors, each class consisting, as nearly as may be possible, of one third of the whole number of the Board of Directors. At each annual meeting the directors elected by stockholders to succeed directors whose terms are expiring are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified. The Board of Directors elects directors to fill vacancies on the Board, as they occur, as well as newly created directorships. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election by the stockholders of the class to which such director is elected. The Board of Directors currently consists of 13 directors and currently four each serve as Class I and Class III directors and five serve as Class II directors.

     UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE ELECTION AS DIRECTORS OF THE FOUR NOMINEES NAMED BELOW, ALL OF WHOM ARE, AT PRESENT, CLASS I DIRECTORS OF THE COMPANY.

     Directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

                             NOMINEES FOR DIRECTORS

CLASS I -- TERM EXPIRES 1999:

     HOWARD E. (TED) GREENE, JR., 53, has been Chairman and Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biotech company involved in research and development of medicines for treating diabetes, since 1987. He was a General Partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies, from 1986 until 1993, and was Chief Executive Officer of Hybritech Incorporated, a biotech company that subsequently became a division of Eli Lilly & Company, from 1979 until 1986. From 1974 until 1979, Mr. Greene was an executive with Baxter Healthcare, and from 1967 until 1974 he was a consultant with McKinsey & Company. Mr. Greene is Chairman of the Board of Cytel Corporation and is also a director of Neurex Corporation and the International Biotechnology Trust. Mr. Greene was elected to the Board in 1990 and is a member of the Finance Committee.

     RICHARD M. HAUGEN, 43, has been Executive Vice President and Chief Operating Officer of the Company since 1992 and was Corporate Vice President of the Company and President, Worldwide Eye Care Marketing, Sales and Operations in 1992. Prior thereto, Mr. Haugen was Corporate Vice President and President, Americas Region in 1991 and had been President of Allergan Optical and Senior Vice President of the Company from 1989 to 1991. Mr. Haugen is a director of O.S.I. Corporation. He serves on the Dean's Advisory Board of the UCI Graduate School of Management, and is on the Board of Advisors of Habitat for Humanity. Mr. Haugen first joined the Company in 1976 and was elected to the Board in 1992. He is a member of the Board's Finance Committee.

     LESTER J. KAPLAN, PH.D., 45, has been Corporate Vice President, Research and Development since 1992. Prior thereto, he had been Senior Vice President, Pharmaceutical Research and Development since 1991 and Senior Vice President, Research and Development from 1989 to 1991. Dr. Kaplan is an Advisory Board Member to the Pediatric Cancer Research Foundation (PCRF) and Healthcare Ventures. He first joined the Company in 1983 and was elected to the Board in November 1994.

     LEONARD D. SCHAEFFER, 50, has been Chairman of the Board of Blue Cross of California, a health insurance organization, since 1989 and Chief Executive Officer since 1986. He has also been Chairman of the Board and Chief Executive Officer of WellPoint Health Networks Inc., a for-profit managed health care company, since 1992. He is also a director of Metra Biosystems, Inc. Mr. Schaeffer was the Administrator of the U.S. Health Care Financing Administration
(HCFA) from 1978 to 1980. He is Chairman of the Board of the National Health Foundation and the National Institute for Health Care Management. Mr. Schaeffer was elected to the Board in 1993 and is a member of the Organization and Compensation Committee.

                         DIRECTORS CONTINUING IN OFFICE

CLASS II -- TERM EXPIRES 1997:

     HERBERT W. BOYER, PH.D., 59, is a founder of Genentech, Inc., a biotechnology company, has been a director of Genentech since 1976 and is a consultant to Genentech. He served as Vice President of Genentech from 1976 to 1991. Dr. Boyer, a Professor of Biochemistry at the University of California at San Francisco from 1976 to 1991, demonstrated the usefulness of recombinant DNA technology to produce medicines economically, which laid the groundwork for Genentech's development. Dr. Boyer received the 1993 Helmut Horten Research Award. He also received the National Medal of Science from President Bush in 1990, the National Medal of Technology in 1989 and the Albert Lasker Basic Medical Research Award in 1980. He is an elected member of the National Academy of Sciences and a Fellow in the American Academy of Arts and Sciences. Dr. Boyer was elected to the Board in July 1994 and is a member of the Board's Audit Committee.

     TAMARA J. ERICKSON, 41, is a Senior Vice President of Arthur D. Little, Inc., a management consulting company, and has been Chairman of its subsidiary, Innovation Associates, since August 1995. Since 1978 Ms. Erickson has held various positions at Arthur D. Little, Inc. including Managing Director, North America Management Consulting from 1991 to 1995. She directed the firm's global health care practice from 1983 to 1991. Ms. Erickson is co-author of "Third Generation R&D -- Managing the Link to Corporate Strategy," published in 1991. She is a member of the Board of Directors of EG&G, Inc. and is a member of the Board of Trustees of Boston Ballet. Ms. Erickson was elected to the Board in 1992 and is Chairman of the Board's Corporate Governance Committee and a member of the Organization and Compensation Committee.

     WILLIAM R. GRANT, 71, is Chairman of Galen Associates, Inc., a venture capital firm in the health care industry. From 1987 to 1989 he was Chairman of New York Life International Investment, Inc. Mr. Grant is a director of Fluor Corporation, Witco Corporation, New York Life Insurance Co., Inc., SmithKline Beecham p.1.c., Seagull Energy Corporation, Datamedic Corp. and O.S.I. Corporation. He is a trustee of the Mary Cary Flagler Trust. Mr. Grant was elected to the Board in 1989 and is Chairman of the Board's Organization and Compensation Committee and a member of the Audit and Corporate Governance Committees.

     LOUIS T. ROSSO, 62, has been Chief Executive Officer of Beckman Instruments, Inc., a manufacturer of laboratory instruments, since 1988 and Chairman of the Board since 1989. He also served as President of Beckman Instruments, Inc. from 1982 until 1993 and as Vice President of SmithKline Beckman Corporation from 1982 until 1989. He is a director of American Health Properties, Inc. and is a member of the Board of Trustees of the St. Jude Heritage Foundation and Harvey Mudd College. Mr. Rosso was elected to the Board in 1989 and is Chairman of the Board's Audit Committee and a member of the Corporate Governance Committee.

     WILLIAM C. SHEPHERD, 57, has been Chairman of the Board since January 1, 1996 and has been President and Chief Executive Officer of the Company since 1992. He was President and Chief Operating Officer from 1984 to 1991. Mr. Shepherd first joined the Company in 1966. He is a director of Ligand Pharmaceuticals Incorporated, Allergan Ligand Retinoid Therapeutics, Inc. and Furon Company. Mr. Shepherd also serves on the Board of Directors of the Orange County Performing Arts Center, and the National Children's Eye Care Foundation. He is a member of the Governing Board of Pharmaceutical Partners for Better Health Care. Mr. Shepherd has been a director of the Company since 1984 and is a member of the Board's Finance Committee.

CLASS III -- TERM EXPIRES 1998:

     HANDEL E. EVANS, 61, has been Executive Chairman of Walsh International Inc., an international supplier of market information and communication services to the pharmaceutical industry, since 1986 and

Chairman of the Board of its affiliate, Pharmaceutical Marketing Services Inc., a supplier of specialized marketing products and services to pharmaceutical companies in the United States, Europe and Japan, since 1991. He was elected to the Board in 1989 and is a member of the Board's Audit Committee and of its Organization and Compensation Committee.

     GAVIN S. HERBERT, 63, is Chairman Emeritus of the Company as of January 1, 1996. He had been Chairman since 1977 and was also Chief Executive Officer from 1977 to 1991. Prior thereto, Mr. Herbert had been President and Chief Executive Officer of the Company since 1961. He was Executive Vice President of SmithKline Beckman Corporation from 1986 to 1989 and President of SmithKline Beckman Corporation's Eye and Skin Care Products Operations from 1981 to 1989. He is also a director of Beckman Instruments, Inc. Mr. Herbert is a trustee of the University of Southern California and is also a member of the Board of Directors of Research to Prevent Blindness and of the California Health Care Institute. Mr. Herbert co-founded the Company in 1950 and retired as an employee in 1994. He has been a director of the Company since 1950 and is a member of the Board's Finance Committee.

     LESLIE G. MCCRAW, 61, is Chairman of the Board and Chief Executive Officer of Fluor Corporation, an international engineering, construction and diversified services company. Mr. McCraw was Vice Chairman of the Board and Chief Executive Officer of Fluor from 1990 to 1991. He was President of Fluor from 1988, President and Chief Executive Officer of Fluor Daniel, Inc. from 1986, and President and Chief Executive Officer of Daniel International Corporation from 1984. In 1975, Mr. McCraw joined Daniel, which became a wholly-owned subsidiary of Fluor in 1977. He is also a director of New York Life Insurance Company, Inc. and serves on the Board of Directors for the National Committee on United States-China Relations, the U.S.-China Business Council, the Business Committee for the Arts and the President's Export Council. He is a member of the Business-Higher Education Forum. Mr. McCraw has been a director of the Company since 1990 and is a member of the Board's Audit Committee and of its Organization and Compensation Committee.

     HENRY WENDT, 62, is Managing Partner of the Finisterre Fund, a private equity fund working exclusively in the health care products industry, and is the owner and President of Quivira Winery. He was Chairman of the Board of SmithKline Beecham p.1.c., a pharmaceutical company, and its subsidiary, SmithKline Beecham Corporation from 1989 until his retirement in 1994. He was Chairman and Chief Executive Officer of SmithKline Beckman Corporation from 1987 to 1989 and was President and Chief Executive Officer from 1982 to 1987. Mr. Wendt is also a director of Beckman Instruments, Inc., Atlantic Richfield Co. and Aviall, Inc. He is a trustee of the American Enterprise Institute, the Cold Spring Harbor Laboratory, and the Trilateral Commission. He is the author of "Global Embrace," published in 1993. Mr. Wendt has been a director of the Company since 1989 and is Chairman of the Board's Finance Committee and a member of the Corporate Governance Committee.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     The Board of Directors held six meetings during 1995 and its standing committees also met from time to time to address issues within their respective jurisdictions. Average attendance by directors at regular and special Board and committee meetings was 87% and all directors attended 75% or more of the meetings of the Board and committees on which they served, except Mr. Schaeffer and Mr. Wendt who attended 60% and 73% of such meetings, respectively.

     Audit Committee -- The Audit Committee, which had four meetings in 1995, nominates the firm of independent auditors for appointment by the Board and meets with the independent auditors to discuss the scope and results of their audit examination and the fees related to such work. It also meets with the Company's internal auditors and financial management to review the internal audit department's activities; to discuss the Company's accounting practices and procedures; to review the adequacy of the Company's accounting and control systems; and to report to the Board any considerations or recommendations the Audit Committee may have with respect to such matters. The Committee also reviews the audit schedule and considers any issues raised by its members, the independent public accountants retained to audit the books and records of the Company, the internal audit staff, the legal staff or management. In addition, the Committee monitors the Business Ethics Policy for the Company's employees, coordinates compliance reviews, and investigates noncompliance matters. None of the members of the Audit Committee are officers, employees or former employees of the Company or any of its subsidiaries.

     Finance Committee -- The Finance Committee, which had three meetings in 1995, reviews, approves or modifies management recommendations on corporate financial strategy and policy and, where appropriate, makes recommendations to the Board of Directors.

     Corporate Governance Committee -- The Corporate Governance Committee, which previously operated as the Nominating Committee, held two meetings in 1995. It recommends qualified candidates for election as directors of the Company, including the slate of directors which the Board proposes for election by stockholders at the Annual Meeting, considers the performance of incumbent directors, considers and makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors, develops and recommends to the Board of Directors guidelines and criteria to determine the qualifications of directors, considers and reports annually to the Board of Directors concerning its assessment of the Board's performance, considers, from time to time, the current Board committee structure and membership, and recommends changes to the amount and type of compensation of Board members as appropriate. None of the members of the Corporate Governance Committee are officers, employees or former employees of the Company or any of its subsidiaries.

     Organization And Compensation Committee -- The Organization and Compensation Committee, which had four meetings in 1995, reviews and approves corporate organizational structure; reviews performance of corporate officers; establishes overall employee compensation policies; and recommends to the Board of Directors major compensation programs. The Committee also reviews and approves compensation of corporate officers, including salary and bonus awards, and administers the 1989 Incentive Compensation Plan. No member of the Organization and Compensation Committee is a current or former member of management or eligible for compensation other than as a director. The report of the Committee begins on page 20.

STOCKHOLDER NOMINATIONS

     The Restated Certificate of Incorporation of the Company provides that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, Allergan, Inc., 2525 Dupont Drive, Irvine, CA 92715. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.

DIRECTOR COMPENSATION

     Of the Board's current 13 members, three are officers of the Company who do not receive additional compensation for Board or committee service. Except for Mr. Herbert, the remaining directors received, during 1995, an annual $20,000 retainer plus $1,300 for each Board meeting and $1,000 for each committee meeting attended by committee members and $1,500 for each committee meeting attended by the committee chair. Effective January 1996, the annual retainer has been increased to $25,000.

     Mr. Herbert retired as an executive of the Company effective March 31, 1994 but continued as Chairman of the Board throughout 1995. In addition, he provided ongoing advisory services to Allergan focusing on government affairs and industry relations. For these advisory services and his services as Chairman, Mr. Herbert received an annual retainer of $150,000, was paid attendance fees as described above and was eligible to participate in the 1989 Nonemployee Director Stock Plan and the Deferred Directors Fee Program, both as described below. Effective January 1, 1996, Mr. Herbert became Chairman Emeritus. He continues to provide ongoing advisory services to Allergan focusing on government affairs and industrial relations. For those advisory services and his services as Chairman Emeritus, he will receive an annual retainer of $50,000. He is also paid retainer and attendance fees as described above, is eligible to participate in the 1989 Nonemployee Director Stock Plan and the Deferred Directors Fee Program, both as described below.

     In 1991, the Company adopted a Deferred Directors Fee Program that permits directors to defer all or a portion of their retainers and meeting fees until termination of their status as a director. Deferred amounts are treated as having been invested in Common Stock of the Company and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Ms. Erickson and Messrs. Evans, Grant, Greene, McCraw, Rosso, Schaeffer and Wendt chose to defer all or a portion of their retainers and meeting fees for the period January 1, 1995 through December 31, 1995.

     In accordance with the Company's 1989 Nonemployee Director Stock Plan (the "Director Plan"), as amended by the stockholders in April 1994, each director who is not an employee of the Company receives grants of restricted stock upon
(a) initial election to the Board of 500 shares per year for each year, including a partial year of the term to be served, to a maximum of three years and (b) reelection to the Board of 500 shares per year for each of the three years of the new term. If an individual ceases to serve as a director prior to full vesting of a restricted stock grant for reasons other than death or total disability, those shares not then vested will be returned to the Company without payment of any consideration to the director. The Director Plan provides that the number of shares available for issuance under the Director Plan shall be adjusted in the event of certain changes in capitalization, such as stock splits and stock dividends.

     The Board has approved an amendment to the Director Plan to increase grants of restricted stock from 500 shares per year to 600 shares per year, with grants continuing to be made upon initial election to the Board and upon reelection. The amendment does not become effective unless approved by the stockholders at this meeting. The proposed amendment is described in greater detail beginning on page 31.

STOCK OWNERSHIP GUIDELINES

     At its meeting held in January 1996, the Board approved the stock ownership guidelines for directors recommended by the Corporate Governance Committee. Each nonemployee director is expected to own stock, including the economic equivalent number of shares showing on the records of the Company under the Deferred Directors Fee Program, equal in value to the number of years the director has served on the Board since 1989 multiplied by the retainer fee for each year served.

OTHER MATTERS

     In June 1992, the Company entered into a joint venture with Ligand Pharmaceuticals Incorporated ("Ligand") for the research and development and commercial exploitation of pharmaceutical products based on retinoid technology. Each company agreed to contribute $15 million to the venture over three years. Allergan Pharmaceuticals (Ireland) Ltd., Inc. ("Allergan Ireland") also purchased, in conjunction with the formation of the joint venture and through 1994, equity interests in Ligand for approximately $24 million, including the exercise of warrants in 1993. William C. Shepherd, Chairman, President and Chief Executive Officer of the Company, became a director of Ligand shortly after the formation of the joint venture.

     In June 1995, Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT") succeeded to the operations of the joint venture. Mr. Shepherd is a director of ALRT and Dwight J. Yoder, Controller and Principal Accounting Officer of the Company is the Chief Financial Officer of ALRT. ALRT was funded by capital contributions of $50 million from the Company, $17.5 million from Ligand, and $32.5 million gross proceeds from a subscription offering to the stockholders of the Company and Ligand (the "Subscription Offering"). The Company and Ligand have various options to purchase stock or assets of ALRT. In connection with the completion of the Subscription Offering and the funding of ALRT, Allergan Ireland purchased $6 million of the common stock of Ligand. As of December 31, 1995, Allergan Ireland owned, approximately, a 12% equity interest in Ligand.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                              CORPORATE GOVERNANCE

GUIDELINES ON SIGNIFICANT CORPORATE GOVERNANCE ISSUES

     In 1995, the Board approved the "Board Guidelines on Significant Corporate Governance Issues" listed below. Following adoption, the existing Nominating Committee assumed additional responsibilities and was renamed the Corporate Governance Committee. These guidelines are being published in this Proxy Statement to inform stockholders of the Board's current thinking with respect to selected corporate governance issues considered to be of significance to stockholders. The guidelines are only guidelines, not rigid rules. Nor is it intended that publication of these guidelines be interpreted as a representation that they will be followed in each instance. The Board will continue to assess the appropriateness and efficacy of the guidelines and it is likely that changes to the guidelines will be considered from time to time.

 1.  SELECTION OF CHAIRMAN AND CEO

     The Board should be free to make this choice any way that seems best for the Company at a given point in time.

     Therefore, the Board does not have a policy, one way or the other, on whether or not the role of the Chief Executive Officer and Chairman should be separate and, if it is to be separate, whether the Chairman should be selected from the nonemployee directors or be an employee.

 2.  EXECUTIVE SESSIONS OF OUTSIDE DIRECTORS

     The outside directors of the Board will meet in Executive Session at a regularly scheduled meeting at least once each year. The format of these meetings will include a discussion with the Chief Executive Officer on each occasion. These meetings should be scheduled in conjunction with a regular Board meeting.

     The Board adopted a policy that it have a director selected by the outside directors who will assume the responsibility of chairing Executive Sessions or other responsibilities which the outside directors as a whole might designate from time to time.

 3.  NUMBER OF COMMITTEES

     The current committee structure of the Company seems appropriate. There will, from time to time, be occasions in which the Board may want to form a new committee or disband a current committee depending upon the circumstances. The current four Committees are Audit, Finance, Organization & Compensation, and Corporate Governance. The Audit, Corporate Governance and Organization & Compensation Committees will consist entirely of outside directors.

 4.  ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS

     The Corporate Governance Committee is responsible, after consultation with the Chief Executive Officer and with consideration of the desires of individual Board members, for the assignment of Board members to various committees.

     It is the sense of the Board that consideration should be given to rotating committee members periodically at about a three- to four-year interval, but the Board does not feel that such a rotation should be mandated as policy since there may be reasons at a given point in time to maintain an individual director's committee membership for a longer period.

 5.  FREQUENCY AND LENGTH OF COMMITTEE MEETINGS

     The Committee chairman, in consultation with Committee members, will determine the frequency and length of the meetings of the Committee. Meetings will normally be held around Board meetings.

 6.  COMMITTEE AGENDA

     The chairman of the Committee, in consultation with the appropriate members of management and staff, will develop the Committee's agenda.

     Each Committee will issue a schedule of agenda subjects to be discussed for the ensuing year at the beginning of each year (to the degree these can be foreseen). This forward agenda will also be shared with the Board. Key functional managers (i.e., CFO, CVP Human Resources) will have direct contact with the appropriate Committee chairperson.

 7.  SELECTION OF AGENDA ITEMS FOR BOARD MEETINGS

     The Chairman of the Board and the Chief Executive Officer (if the Chairman is not the Chief Executive Officer) will establish the agenda for each Board meeting.

     At the beginning of the year the Chairman will establish a schedule of agenda subjects to be discussed during the next three years.

     Each Board member is free to suggest the inclusion of item(s) on the agenda. The CEO will be proactive in encouraging Board members to submit agenda items.

 8.  BOARD MATERIALS DISTRIBUTED IN ADVANCE

     It is the sense of the Board that information and data that is important to the Board's understanding of the business to be conducted at that meeting be distributed in writing to the Board before the Board meets. The management will make every attempt to see that this material is as brief as possible while still providing the desired information.

 9.  PRESENTATIONS

     As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the subject. When there is no prior distribution of a presentation on a sensitive subject, it is the sense of the Board that each member be advised by telephone in advance of the meeting of the subject and the principal issues the Board will need to consider.

10.  REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS

     The Board supports the regular attendance at each Board Meeting of non-Board members who are members of senior management.

     Should the Chief Executive Officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the Board for its concurrence.

11.  BOARD ACCESS TO SENIOR MANAGEMENT

     Board members have complete access to Allergan's Management.

     It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operation of the Company and that such contact, if in writing, be copied to the Chief Executive Officer and/or the Chairman.

     Furthermore, the Board encourages the senior management to, from time to time, bring other managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) represent managers with future potential that the Senior Management believes should be given exposure to the Board.

12.  BOARD COMPENSATION REVIEW

     It is appropriate for the staff of the Company to report once every other year to the Corporate Governance Committee the status of Allergan Board compensation in relation to other U.S. companies.

     Changes in Board compensation, if any, should come at the suggestion of the Corporate Governance Committee, but with full discussion and concurrence by the Board. The Corporate Governance Committee will make Board compensation change recommendations after it has reviewed the information it considers appropriate from the Chief Executive Officer, the Human Resources department and outside consultants.

13.  SIZE OF THE BOARD

     The Board presently has 13 members. It is the sense of the Board that a size of 12 to 14 is about right. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate(s).

14.  MIX OF INSIDE AND OUTSIDE DIRECTORS

     The Board believes that as a matter of policy there should be a majority of Independent Directors on the Allergan Board. A maximum ratio should be 1/4 management directors to 3/4 Independent Directors.

     But the Board believes that management should encourage senior managers to understand that Board membership is not necessary or a prerequisite to any higher management position in the Company. Managers other than the Chief Executive Officer currently attend Board meetings on a regular basis even though they are not members of the Board.

15.  BOARD DEFINITION OF WHAT CONSTITUTES INDEPENDENCE FOR OUTSIDE DIRECTORS

     Allergan's Bylaw defining independent directors was approved by the Board in July 1995. The Board believes there is no current relationship between any outside director and Allergan that would be construed in any way to compromise any Board member being designated independent. Compliance with the Bylaw is reviewed annually by the Corporate Governance Committee.

16.  FORMER CHIEF EXECUTIVE OFFICER'S BOARD MEMBERSHIP

     The Board believes this is a matter to be decided in each individual instance. It is assumed that when the Chief Executive Officer resigns from that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new Chief Executive Officer and the Board.

     A former Chief Executive Officer serving on the Board will be considered an inside director for purposes of corporate governance.

17.  BOARD MEMBERSHIP CRITERIA

     The Corporate Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of manufacturing technologies, international background, etc. -- all in the context of an assessment of the perceived needs of the Board at that point in time.

18.  SELECTION OF NEW DIRECTOR CANDIDATES

     The Board itself should be responsible, in fact as well as procedure, for selecting its own members. The Board delegates the screening process involved to the Corporate Governance Committee with the direct input from the Chairman of the Board as well as the Chief Executive Officer and the other members of the Board. There should be a full discussion at a Board meeting before the decision to invite someone to join the Board is made.

19.  EXTENDING THE INVITATION TO A NEW POTENTIAL DIRECTOR TO JOIN THE BOARD

     The invitation to join the Board should be extended by the Chairman of the Corporate Governance Committee on behalf of the Board. The new director will receive an orientation about the Company and its Corporate Governance philosophy.

20.  ASSESSING THE BOARD'S PERFORMANCE

     The Corporate Governance Committee is responsible to report annually to the Board an assessment of the Board's performance. This will be discussed with the full Board. This should be done following the end of each fiscal year and at the same time as the report on Board membership criteria.

     This assessment should be the Board's contribution as a whole and specifically review areas in which the Board and/or the Management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to target individual Board members.

21.  DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY

     It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board.

     It is not the sense of the Board that the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Corporate Governance Committee, to review the continued appropriateness of Board membership under these circumstances.

22.  TERM LIMITS

     The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

     As an alternative to term limits, the Corporate Governance Committee, in consultation with the Chief Executive Officer and the Chairman of the Board, will review each director's continuation on the Board every year. This will also allow each director the opportunity to conveniently confirm his/her desire to continue as a member of the Board.

23.  RETIREMENT AGE

     It is the sense of the Board that the current retirement age of 70 is appropriate.

24.  FORMAL EVALUATION OF THE CHIEF EXECUTIVE OFFICER

     The Organization and Compensation Committee should make this evaluation annually, and it should be communicated to the Chief Executive Officer by the Chairman of the Organization and Compensation Committee.

     The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc.

     The evaluation will be used by the Organization and Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

25.  SUCCESSION PLANNING

     There should be an annual report by the Chief Executive Officer to the Board on succession planning.

     There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to his successor should he/she be unexpectedly disabled.

26.  MANAGEMENT DEVELOPMENT

     There will be an annual report to the Board by the Chief Executive Officer on the Company's program for management development, described in detail.

     This report should be given to the Board at the same time as the succession planning report noted above.

27.  BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, THE PRESS, CUSTOMERS, ETC.

     The Board believes that the management speaks for Allergan. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with Allergan. But, it is expected that board members would do this with the knowledge of the management and, in most instances, at the request of management.

BOARD ASSESSMENT

     The newly constituted Corporate Governance Committee conducted its first assessment of Board performance in January 1996. All directors were asked to complete a Board Evaluation and Feedback Form. On the Form, each director entered a number grade from 1 to 5, and was encouraged to provide written comments as to how well the Board performs against each of the following 18 standards:

      1. The Board knows and understands the Company's vision, strategic plan and operating plan.

      2. The Board reflects its understanding of the Company's vision, strategic plan and operating plan in the quality of its discussions and actions on key issues throughout the year.

      3. Board meetings are conducted in a manner which ensures open communication, meaningful participation, and timely resolution of issues.

      4. The Board functions in a manner that enables each member to participate fully in accordance with each member's particular strengths. Board committees are staffed in ways that utilize each member's strengths.

      5. Advance Board materials contain the right information and are received sufficiently in advance of meetings.

      6.  Board members are diligent in preparing for meetings.

      7. The Board regularly monitors key performance measures throughout the year. The Board regularly monitors the Company's income statement, balance sheet and cash flow.

      8. The Board places appropriate emphasis around the Company's long term Research and Development commitments and regularly monitors performance.

      9. In tracking Company performance, the Board regularly considers the performance of peer companies.

     10. Board membership reflects the right mix of experience, skills, perspectives and diversity.

     11.  The Board appropriately reviews the performance of the CEO.

     12. The Organization and Compensation Committee (the "OCC") regularly reviews the performance of the senior officers.

     13. The Audit Committee regularly reviews the ethics of the conduct of the senior officers.

     14. The OCC monitors performance and assures that correlation between executive pay and Company performance is regularly considered by the Board and/or the OCC.

     15. The OCC reviews succession plans for the CEO and senior management and insures adequate channels of commitment through the executive session of the Board.

     16.  The OCC is appropriately involved in senior management selection.

     17. The trigger level for Board or committee involvement in major business policies and decisions is meaningful and appropriate.

     18. Taking everything into consideration involving the Board's performance, the Board's performance is appropriate for the Company considering its size and industry.

     The Corporate Governance Committee analyzed the numerical ratings, looking at both average and median scores, as well as the specific and overall comments provided, and then brought their findings to the meeting of outside directors held in January 1996. At that meeting the outside directors discussed ways in which Board performance could be improved in order to provide a greater benefit to the Company and its stockholders. It is anticipated that specific plans will be developed at future meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY MANAGEMENT

     The following table sets forth information as of January 31, 1996 regarding the beneficial ownership of the Common Stock of the Company by each nominee, present directors of the Company, each of the executive officers named in the Summary Compensation Table and all of the directors and executive officers of the Company as a group. Except as described in footnotes 5 and 6 below, no officer or director of the Company owns beneficially 1% or more of the common stock outstanding.

                                                    SHARES OF        RIGHTS TO
                                                   COMMON STOCK       ACQUIRE
                                                   BENEFICIALLY      BENEFICIAL
                 BENEFICIAL OWNER                  OWNED(1)(2)      OWNERSHIP(3)       TOTAL
                 ----------------                  ------------     ------------     ---------
    CLASS I DIRECTOR NOMINEES:
      Howard E. Greene, Jr.....................         2,560                --          2,560
      Richard M. Haugen........................        42,584           130,964        173,548
      Lester J. Kaplan, Ph.D...................        15,071            67,657         82,728
      Leonard D. Schaeffer.....................         1,500                --          1,500

    CLASS II DIRECTORS:
      Herbert W. Boyer, Ph.D...................         1,500                --          1,500
      Tamara J. Erickson.......................         2,140                --          2,140
      William R. Grant.........................        15,811                --         15,811
      Louis T. Rosso...........................        46,293                --         46,293
      William C. Shepherd......................        97,031           250,746        347,777

    CLASS III DIRECTORS:
      Handel E. Evans..........................         5,983                --          5,983
      Gavin S. Herbert.........................       342,044(4)        314,892        656,936(5)
      Leslie G. McCraw.........................         3,996                --          3,996
      Henry Wendt..............................        53,103                --         53,103

    OTHER NAMED EXECUTIVE OFFICERS
      Francis R. Tunney, Jr....................        12,888            79,136         92,024
      Michael J. Donohoe.......................         8,524            74,959         83,483
      All current directors and executive
         officers
         (22 persons, including those named
         above)................................       700,569         1,124,590      1,825,159(6)

---------------

(1) In addition to shares held in the individual's sole name, this column includes shares held by the spouse and other members of the named person's immediate household who share that household with the named person, and shares held in family trusts. This column also includes, for employees, shares held in trust for the benefit of the named party or group in the Company's Savings and Investment Plan and the Employee Stock Ownership Plan as of December 31, 1995.

(2) In addition to the beneficial ownership amounts described in the preceding footnote, the Directors listed below elected to defer all or a portion of their annual retainer and meeting fees, with such deferred amounts treated as having been invested in Common Stock of the Company. As of January 31, 1996, such amounts constitute the economic equivalent of the following numbers of shares of Common stock:

                                                                 ECONOMIC EQUIVALENT
                                                                  NUMBER OF SHARES
                                                                 -------------------
            Tamara J. Erickson.................................         3,256
            Handel E. Evans....................................         7,403
            William R. Grant...................................         7,820
            Howard E. Greene, Jr...............................         3,675
            Leslie G. McCraw...................................         6,443
            Louis T. Rosso.....................................         4,764
            Leonard D. Schaeffer...............................         2,766
            Henry Wendt........................................         6,996

(3) Shares which the party or group has the right to acquire within 60 days after January 31, 1996 upon the exercise of stock options.

(4) Includes 97,540 shares held in two trusts for which Mr. Herbert serves as co-trustee and in which he or his sister has a beneficial interest.

(5) Represents 1.0% of the shares outstanding as of January 31, 1996.

(6) Represents 2.8% of the shares outstanding as of January 31, 1996.

BY OTHERS

     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock.

                        NAME AND ADDRESS OF                        SHARES           PERCENT
                         BENEFICIAL OWNERS                   BENEFICIALLY OWNED     OF CLASS
                        -------------------                  ------------------     --------
        Certain Fidelity funds.............................       7,608,520(1)        11.8%
          82 Devonshire Street
          Boston, MA 02109-3614
        Brinson Partners, Inc..............................       5,289,645(2)         8.2%
          209 South LaSalle Street
          Chicago, Illinois 60604-1295
        Mellon Bank Corporation............................       5,030,329(3)         7.8%
          One Mellon Bank Center
          Pittsburgh, PA 15258-0001
        State Farm Mutual
          Automobile Insurance Company.....................       4,543,900(4)         7.0%
          One State Farm Plaza
          Bloomington, Illinois 61710
        INVESCO Capital Management, Inc.,                         3,609,700(5)         5.6%
          a subsidiary of INVESCO plc......................
          11 Devonshire Square
          London EC2M 4YR
          England

---------------

(1) Based on a Schedule 13G, dated February 14, 1996, filed with the Securities and Exchange Commission by FMR Corp. on behalf of itself and related entities.

(2) Based on a Schedule 13G, dated February 9, 1996, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

(3) Based on a Schedule 13G, dated January 22, 1996, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities. Includes shares held as trustee for certain of the Company's employee benefit plans.

(4) Based on a Schedule 13G, dated January 22, 1996, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

(5) Based on a Schedule 13G, dated February 2, 1996, filed with the Securities and Exchange Commission by the named beneficial owner on behalf of itself and related entities.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the compensation for the Company's Chief Executive Officer and the four most highly paid executive officers other than the CEO for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                                    ANNUAL                ------------------------
                                                 COMPENSATION             RESTRICTED
                                          ---------------------------       STOCK                      ALL OTHER
                                          SALARY      BONUS     OTHER      AWARD(S)                   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    ($)(1)     ($)(2)      ($)        ($)(3)      OPTIONS(#)       ($)(4)
--------------------------------  ----    -------    -------    -----     ----------    ----------    ------------
William C. Shepherd,............  1995    605,000    160,000                              65,000         18,798
  Chairman of the Board,          1994    546,010    420,000                              61,000         23,609
  President & CEO                 1993    494,348    320,000                              61,000         23,235

Richard M. Haugen,..............  1995    428,924    130,000                              36,300         18,212
  Executive Vice                  1994    389,930    274,000                              34,300         20,496
  President & COO                 1993    351,796    200,000                              34,300         15,905

Lester J. Kaplan, Ph.D.,........  1995    249,916     80,000                              24,000         13,991
  Corporate Vice                  1994    235,608    136,000                              16,000         13,236
  President, R&D                  1993    219,625    106,900                              16,000         17,576

Francis R. Tunney, Jr...........  1995    243,582     80,000                              16,000          7,844
  Corporate Vice President,       1994    225,660    137,000                              16,000          9,300
  General Counsel and             1993    209,848    107,000                              16,000         12,313
  Secretary

Michael J. Donohoe,.............  1995    254,025     50,000        (5)                   24,000         14,078
  Corporate Vice President &      1994    235,407    136,000        (5)                   24,000          8,644
  President, Europe Region        1993    218,938    106,800        (5)                   24,000         13,463

---------------

(1) The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

(2) The amounts shown represent bonus performance awards which were paid in February of the following year under the Company's Management Bonus Plan for services rendered during the fiscal year indicated.

(3) All shares of restricted stock vest, in whole, in three years or more and receive non-preferential dividends. The amounts shown in the table represent the value of the restricted stock awards on the date of grant. The following number of restricted shares (and the value based on the closing price of the stock on December 31, 1995) were held by each of the named executives as of December 31, 1995: Dr. Kaplan, 5,000 ($162,500).

(4) The total amounts shown in this column for the 1995 fiscal year consist of Company contributions to the Allergan, Inc. Savings and Investment Plan ("SIP") and the Allergan, Inc. Employee Stock Ownership Plan ("ESOP"), the cost of term life insurance and term executive post-retirement life insurance premiums ("Ins") and payment in lieu of vacation ("Vac"), as follows:

                                                   SIP       ESOP        INS         VAC
                                                 -------    -------    --------    -------
        Mr. Shepherd.........................     $3,300     $3,900     $11,598     $   --
        Mr. Haugen...........................      3,300      3,900       2,700      8,312
        Dr. Kaplan...........................      3,750      3,900       1,512      4,829
        Mr. Tunney...........................      2,310      3,900       1,634         --
        Mr. Donohoe..........................      3,558      3,900       1,705      4,915

(5) Mr. Donohoe temporarily relocated to the United Kingdom in 1992 in connection with his election as President, Europe Region. As a U.S.-based employee assigned abroad, Mr. Donohoe is entitled to certain payments that are made available generally to employees as part of the assignment. These amounts, which typically are associated with the expenses of maintaining two households, home visits, tax equalization and additional education costs for such employees' children, have not been included in this table.

STOCK OPTIONS

     The following table shows information regarding stock options granted to the named executive officers during 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  NUMBER OF        % OF TOTAL
                                 SECURITIES         OPTIONS
                                 UNDERLYING        GRANTED TO      EXERCISE OR                    GRANT DATE
                                   OPTIONS        EMPLOYEES IN     BASE PRICE      EXPIRATION       PRESENT
             NAME               GRANTED(#)(1)     FISCAL 1995       PER SHARE         DATE        VALUE($)(2)
             ----               -------------     ------------     -----------     ----------     -----------
William C. Shepherd...........      65,000             8.5%           $27.63         4/24/05        $732,550
Richard M. Haugen.............      36,300             4.7%           $27.63         4/24/05         409,101
Lester J. Kaplan, Ph.D........      24,000             3.1%           $27.63         4/24/05         270,480
Francis R. Tunney, Jr.........      16,000             2.1%           $27.63         4/24/05         180,320
Michael J. Donohoe............      24,000             3.1%           $27.63         4/24/02         228,720

---------------

(1) All options disclosed above were granted pursuant to the 1989 Incentive Compensation Plan (the "Incentive Plan") on April 24, 1995 and become exercisable 25% per year beginning April 24, 1996. The exercise price and the tax withholding obligations related to exercise may be paid by delivery of already-owned shares. The Incentive Plan grants broad discretion to change material terms, including the acceleration of vesting upon a "Change in Control." See "Change in Control Arrangements" on page 19.

(2) Based on the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. With respect to the 1995 option grants, the following assumptions were used in the Black-Scholes model: market price of stock, $27.63; exercise price of option, $27.63; stock volatility, .275 (based on two-year volatility and dividend yield); annualized risk-free interest rate, 7.24%; option term, ten years (except for Mr. Donohoe, for whom a seven-year term was assumed); dividend yield, 1.63; risk of termination per year of vesting, 3%.

OPTION EXERCISES AND HOLDINGS

     The following table shows stock option exercises by the named executive officers during 1995, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1995. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                SHARES                         AT 12/31/95(#)(1)            AT 12/31/95($)(2)
                             ACQUIRED ON       VALUE      ---------------------------   --------------------------
           NAME              EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
           ----              ------------   -----------   -----------   -------------   ----------   -------------
William C. Shepherd........        --          $   --       250,746        156,500      $2,881,171     $1,283,573
Richard M. Haugen..........       834           9,195       130,964         88,300       1,499,038        726,444
Lester J. Kaplan, Ph.D.....        --              --        67,657         47,325         783,300        363,304
Francis R. Tunney, Jr......        --              --        79,136         41,750         911,932        350,373
Michael J. Donohoe.........        --              --        74,959         60,200         804,328        499,490

---------------

(1) In accordance with the agreement entered into between the Company and SKB governing the Spinoff Distribution, each employee or former employee of the Company who as of the date of the Spinoff Distribution held an SKB stock option was granted a nonqualified stock option under the Incentive Plan in substitution of the SKB option. The exercise prices of the Company options were set by the Company's Incentive Compensation Plan Committee, then in existence, in a manner designed to preserve the gain in the SKB option at the time of substitution. The numbers shown include the value of options accumulated, and not yet exercised, over a ten-year period, including the period when the Company was a subsidiary of SKB.

(2) Based on the closing price of $32.50 on the New York Stock Exchange of the Company's Common Stock.

                         DEFINED BENEFIT PENSION PLANS

     The Company has established a defined benefit retirement plan as a successor to the pension benefit obligations of the retirement plan of its former parent company, SmithKline Beckman Corporation ("SKB") with respect to Allergan employees. Allergan became an independent, publicly-held company as a result of a spinoff distribution by SKB in 1989 (the "Spinoff Distribution"). The Allergan plan, into which certain assets of the SKB plan were transferred in conjunction with the Spinoff Distribution, provides pension benefits to employees, including officers, based upon the average of the highest 60 consecutive months of eligible earnings ("Final Average Pay") and years of service integrated with covered compensation as defined by the Social Security Administration.

     Allergan has also established two supplemental retirement plans ("SRP") for employees, including officers. These plans pay benefits directly to a participant to the extent benefits under the Pension Plan are limited by certain Internal Revenue Code provisions.

     The following table illustrates the annual combined retirement benefits payable under the retirement plans based on an age 62 retirement. If an employee elects a benefit for his or her surviving spouse, the retirement benefit for the employee is reduced to reflect this additional coverage.

                               PENSION PLAN TABLE

                                                    YEARS OF SERVICE
   FINAL         ---------------------------------------------------------------------------------------
AVERAGE PAY         15           20           25           30           35           40           45
------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------
  $200,000        $ 49,500     $ 65,900     $ 82,400     $ 98,900     $115,400     $120,400     $125,400
   250,000          62,400       83,200      104,100      124,900      145,700      151,900      158,200
   300,000          75,400      100,500      125,700      150,800      176,000      183,500      191,000
   350,000          88,400      117,800      147,300      176,800      206,200      215,000      223,700
   400,000         101,400      135,100      168,900      202,700      236,500      246,500      256,500
   500,000         127,300      169,700      212,200      254,600      297,100      309,600      322,100
   600,000         153,300      204,300      255,400      306,500      357,600      372,600      387,600
   700,000         179,200      238,900      298,700      358,400      418,200      435,700      453,200
   800,000         205,200      273,500      341,900      410,300      478,700      498,700      518,700
   900,000         231,100      308,100      385,200      462,200      539,300      561,800      584,300

     Eligible earnings include basic salary and bonuses earned during the year. Unreduced benefits are payable at age 62, but employees may continue employment beyond then and earn additional retirement benefits. Credited years of service at normal retirement for the individuals named in the compensation table would be as follows: Mr. Shepherd, 34 years; Mr. Haugen, 35 years; Dr. Kaplan, 29 years; Mr. Tunney, 30 years; and Mr. Donohoe, 18 years.

                         CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with each of its executive officers and certain other officers which provide certain benefits in the event of a change in control of the Company. A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his or her employment, the executive is entitled to a severance payment equal to one, two or three (depending on the executive in question) times (i) such executive's highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive under the Company's Management Bonus Plan. In addition, the executive is entitled to the continuation of all employment benefits for a one-, two- or three-year period (depending on the executive in question), the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law. The multiple of salary and bonus (as calculated above) and the number of years of continued coverage of other benefits are as follows: Messrs. Shepherd and Haugen -- three years; Messrs. Kaplan, Tunney and Donohoe, and the other six executive officers -- two years; other covered officers (24 persons) -- one year.

     In addition, the Company's SRP, Incentive Plan, Savings and Investment Plan, Employee Stock Ownership Plan and Nonemployee Director Stock Plan each contain provisions for the accelerated vesting of benefits under such plans upon a change in control of the Company. For such purposes a change in control is deemed to occur upon the acquisition by any person of 50% or more of the combined voting power of the Company's then outstanding voting securities, a change in composition of a majority of the Board of Directors unless approved by incumbent directors, and certain other acquisition related events.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

     As members of the Organization and Compensation Committee, it is our duty, pursuant to our charter to: administer the Company's Management Bonus Plan and the 1989 Incentive Compensation Plan; review and adjust base compensation levels; evaluate performance; and consider and approve management succession for corporate officers.

     Allergan's executive compensation programs are designed to attract, motivate, and retain the executive talent needed to optimize shareholder value in a competitive environment. The programs support the goal of increasing shareholder value of the Company by achieving specific financial and strategic objectives.

     Allergan's executive compensation programs are designed to provide:

     - levels of base compensation that are competitive with comparable pharmaceutical and diversified health care companies;

     - annual incentive compensation that varies in a consistent and predictable manner with achievement of the financial performance objectives of the Company; and

     - long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

BASE SALARY

     Base salary, as well as bonus, is targeted at the 50th percentile level, consistent with comparable pharmaceutical and diversified health care companies. The Company's Compensation Department, in an effort to obtain a broad base of data, participates in a number of salary surveys and obtains commercially available surveys. In conducting its analysis, the Company attempts, when data is available, to include data from companies included in the S&P Health Care (Diversified) Index and other S&P Health Care indices, as well as from companies subjectively considered comparable based on such factors as size, product lines, employment levels and market capitalization. For 1995, the executive salary structure adjustment and merit increase guidelines were based on commercially available surveys from the pharmaceutical and health care industries. Allergan's salary increase program is designed to reward individual performance consistent with the Company's overall financial performance in the context of competitive practice. Annual performance reviews and formal merit increase guidelines determine individual salary increases.

THE MANAGEMENT BONUS PLAN

     The Management Bonus Plan is designed to reward management-level employees for their contributions to corporate and individual objectives. Each eligible employee's award is expressed as a percentage of the participant's year end base salary. Bonus targets begin at 10% for managers and range from 30% to 60% for executive officers, it being the Committee's compensation philosophy that increasing portions of compensation should be "at risk" for those employees with greater influence on shareholder value. Individual performance is measured against objectives that reflect what executives must do in order for Allergan to meet its short- and long-term business goals. A participant's individual bonus target award may be modified from 0% to 150%. In general, each eligible employee sets for himself or herself (subject to his or her supervisor's review and approval or modification) a number of objectives for the coming year and then submits a self-assessment of performance against these objectives as a part of the year-end compensation review process. The individual objectives vary considerably in detail and subject matter. Examples of objectives identified by executive officers for 1995 included identifying and pursuing new business opportunities, updating the 1995-99 Strategic Plan which allocates resources, sets priorities and delivers focus to a stated objective that is understood and endorsed by all of management, introduction of new products into designated markets, and increasing the Company's presence in a number of geographic areas, particularly emerging markets in Asia. This information

(or summaries thereof) is generally considered by the Committee in a subjective evaluation of overall performance of the executive officers for purposes of determining the actual bonus.

     Organizational objectives are measured in terms related to Allergan's increase in shareholder value: cash flow return on investment (CFROI), sales growth over the prior year, and earnings per share objectives. The Committee believes that these measures are primary determinants with the highest historical correlation with share price. Targets based on organizational objectives are established as part of the annual operating plan process which includes a review of peer group company performance.

     The bonus target is set at 100% when 100% of operating plan objectives for CFROI, sales growth, and earnings per share are achieved. The bonus award guideline is leveraged with the possible percentage ranging from 0% to 135%, and is linked to company performance against the three measures.

     For 1995, results in CFROI and sales growth were below planned levels, yielding no regular bonus. The Committee, however, was of the view that the performance of the Company was excellent in several areas, primarily in the acquisition of new businesses and products as well as the achievement of earnings per share at the planned level, thus providing shareholders with good value and establishing the groundwork for future growth. Therefore, the Committee established a discretionary bonus pool to be distributed among plan participants, using the individual bonus modifiers as a guide but eliminating the 150% maximum individual modifier.

     The following illustrates the bonus determination process used for 1995:

                 EMPLOYEE'S            ORGANIZATIONAL            INDIVIDUAL             INDIVIDUAL
                   BONUS                 OBJECTIVE               PERFORMANCE              BONUS
                   TARGET               ACHIEVEMENT              ACHIEVEMENT            PERCENTAGE
                 ----------            --------------            -----------            ----------
                                 X                         X                      =
        e.g.         25%                     30%                     180%                  13.5%

     For bonus year 1995, the Committee approved a total bonus fund of approximately $3 million for approximately 445 participating employees.

TOTAL ANNUAL CASH COMPENSATION (BASE SALARY PLUS BONUS)

     Total cash compensation is set competitively at the 50th percentile, as described in the section titled Base Salary above, when annual operating plans and targets are achieved. Top-quartile cash compensation can be attained only if business results significantly exceed the operating plan.

INCENTIVE COMPENSATION PLAN

     The 1989 Incentive Compensation Plan (the "Incentive Plan") authorizes the granting of various stock-based incentive awards to officers and key employees of the Company and its subsidiaries. The plan has been designed to:

     - link management's financial success to that of the shareholders via broad-based participation of Allergan management employees (approximately 365 managers received grants in 1995);

     - focus attention on building shareholder value through meeting longer-term financial and strategic goals;

     -  balance long-term with short-term decision making; and

     -  encourage and create ownership and retention of the Company's stock.

COMMITTEE ACTIVITIES

     In 1995, the Committee had four formal meetings as well as many interim discussions. The following summarizes the Committee's major activities:

     - Approved the 1995 Executive Salary Plans. These plans set the salary grades, ranges, and target bonus percentages based on competitive information from comparable pharmaceutical and diversified health care companies.

     - Reviewed and determined 1995 salary increases for each corporate officer based on their performance.

     - Determined 1994 management bonus awards for corporate officers based on assessment of their performance against objectives. Approved the 1995 Management Bonus Plan's corporate financial objectives.

     - Reviewed and recommended 1995 stock awards for executive officers as well as for other participants, totalling approximately 365.

     - Recommended the election of 1995 corporate officers and the designation of executive officers covered under Section 16 of the Securities Exchange Act of 1934.

     - Reviewed and revised executive stock ownership guidelines. The Chairman, President and Chief Executive Officer is expected to hold five times his salary in Company stock; the guideline for the Executive Vice President and Chief Operating Officer is three times his salary; and the guideline for corporate vice presidents is two times salary.

     - Reviewed Pension Plan, Employee Stock Ownership Plan and Savings and Investment Plan funding levels.

     -  Reviewed management development and succession planning efforts.

     - Reviewed and proposed an amendment to the 1989 Incentive Compensation Plan to utilize the exemption from nondeductible compensation under Internal Revenue Service Code Section 162(m); reviewed the Management Bonus Plan for the same issue.

     The Company, with the approval of the Committee, has retained the services of Towers Perrin, a Human Resources consulting firm, since 1989 to provide advice and review the reasonableness of compensation paid to executive officers of the Company. As part of its services, Towers Perrin reviewed and, as appropriate, provided recommendations with respect to the 1995 Executive Salary Plan and Stock Award Guidelines.

SALARY INCREASES

     The CEO received an increase of 6.5% effective February 1, 1996, reflecting the Committee's assessment of Mr. Shepherd's 1995 performance. As to specifics, the Committee noted the record number of acquisitions and strategic investments, five each, completed during the year, the business restructurings, the growth of the business in Japan, the establishment of the business in China, and the number of new product filings for marketing approval. Specifically, the Committee noted that the CEO was positively impacting the corporate forces that would enhance shareholder value in the coming years. The Committee, in setting Mr. Shepherd's increase, also took into consideration the fact that Mr. Shepherd's salary was below the going market rate for CEO's of companies of comparable size and complexity.

     The other named executive officers received an average increase of 4.4% effective February 1, 1996 to reflect performance that was generally above average, thus enabling the Company to achieve very good results considering market conditions and the short term impact of acquisition activities.

MANAGEMENT BONUS PLAN AWARDS

     At the January 1996 meeting, the Committee approved bonus awards for executive officers, as described above.

     The CEO received a Management Bonus Plan award of $160,000, based on the Committee's assessment of Allergan's 1995 corporate results in relation to Mr. Shepherd's objectives for the year. For purposes of compensation decisions, the Company's performance is generally measured under Management Bonus Plan targets established prior to the start of the fiscal year.

     In the case of Mr. Shepherd, the Committee was influenced by the same business factors discussed in connection with his salary increase as well as the overall performance of the Company in its sales growth and its CFROI relative to goals established for the year. In the case of each of the other named executives, the Committee was influenced by financial results, the achievement of strategic goals, as well as their individual performance.

LONG-TERM INCENTIVE GRANTS

     At the April 1995 meeting, the Committee considered long-term incentive grants for each of the executive officers of the Company. The guidelines for each grade level are set periodically based upon a comparison of Allergan to survey data for over 200 companies prepared and analyzed by Towers Perrin in order to approximate the 75th percentile level compensation if the Company is successful and that success results in increased stock prices. Although information with respect to previous grants is considered by the Committee, awards made in 1995 to executive officers were not affected in any significant way by awards made in previous years.

     The CEO received 65,000 non-qualified stock options, which was slightly above the guideline amount previously set for the position. The Committee was influenced by, among other things, Mr. Shepherd's leadership and the Company's success in expanding its core business through acquisitions.

     In the case of each of the other named executives, the stock award was within the Company's guideline and reflects the assessment of individual performance as well as the performance of the Company as discussed in the previous paragraph. In determining the specific award to the CEO and each of the other named executives, the Committee considers a mix of individual and corporate performance achievements, without attributing relative weights to the various factors considered.

                                          Organization and Compensation
                                          Committee,

                                          Mr. William R. Grant, Chairman
                                          Ms. Tamara J. Erickson
                                          Mr. Handel E. Evans
                                          Mr. Leslie G. McCraw
                                          Mr. Leonard D. Schaeffer

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. There are no compensation committee interlocks between the Company and other entities involving Allergan executive officers and Allergan Board members who serve as executive officers of such other entities.

     Walsh International Inc. and Pharmaceutical Marketing Services Inc., of which Handel E. Evans, a director of the Company and a member of the Organization and Compensation Committee, is the Chairman, provided pharmaceutical marketing research data during 1995 for which the Company paid approximately $78,000.

     Blue Cross of California, of which Leonard D. Schaeffer, a director of the Company and a member of the Organization and Compensation Committee, is the Executive Chairman, provided administrative services for certain of the Company's health plans during 1995 for which the Company paid approximately $324,000.

     Effective as of October 31, 1992, the Company sold its contact lens business in North and South America to a privately-held company, O.S.I. Corporation ("OSI"), in a transaction in which the Company received a combination of secured and subordinated debt of OSI, a minority equity position in OSI and cash. In addition, OSI and the Company entered into certain licensing and product manufacturing arrangements pursuant to which OSI pays the Company certain royalties and product manufacturing fees. The terms of the sale and licensing and manufacturing arrangements were determined by arms' length negotiations between the Company and the controlling shareholder of OSI. OSI received a portion of its funding in connection with the transaction from two venture capital funds, Galen Partners, L.P. and Galen Partners International, L.P. (collectively, the "Galen Funds"). The Galen Funds hold approximately 19.6% of the outstanding capital stock of OSI (assuming full exercise and conversion of all options, warrants and convertible securities). William R. Grant, a director of the Company and chairman of the Board's Organization and Compensation Committee, is a general partner of the firm which manages the Galen Funds. Mr. Grant did not participate in the deliberations of the Company's Board of Directors concerning the OSI transaction and abstained from voting on the matter when it was approved by the Company's Board of Directors. During 1995, the Company received from OSI approximately $1,932,000 in interest payments with respect to the transaction debt, approximately $1,421,000 in royalty fees and approximately $227,000 in dividend payments on cumulative preferred stock. Also in 1995, Mr. Richard M. Haugen, Executive Vice President and Chief Operating Officer of the Company and a member of the Board of Directors, became a director of OSI.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the S&P Health Care (Diversified) Index for the period beginning December 31, 1990 and ending December 31, 1995. The graph assumes that all dividends have been reinvested.

                                                                  S&P Health
      Measurement Period                                         Care Diversi-
    (Fiscal Year Covered)             AGN           S&P 500          fied
    ---------------------             ---           -------      -------------
12/90                                 100             100             100
12/91                                 142             130             147
12/92                                 153             140             126
12/93                                 135             154             120
12/94                                 171             156             139
12/95                                 200             213             205

                      APPROVAL OF THE AMENDED AND RESTATED
                        1989 INCENTIVE COMPENSATION PLAN

                                   PROPOSAL 2

GENERAL

     The Company's Board of Directors has approved an amendment to the 1989 Incentive Compensation Plan ("Incentive Plan"), subject to approval by the Company's stockholders. The Incentive Plan was adopted in 1989 and was amended with stockholder approval in 1992. The proposed amendment will modify the Incentive Plan to limit the maximum number of shares with respect to which options may be granted to an executive officer in any given calendar year to 200,000. The Incentive Plan does not currently contain any such limitation. The purpose of the amendment is to conform portions of the Incentive Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The following is a summary of the principal features of the Incentive Plan, as proposed to be amended and is qualified by and subject to the actual provisions of the form of amended and restated Incentive Plan attached to this Proxy Statement as Exhibit A.

PURPOSE AND ELIGIBILITY

     The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by affording to key management and any other employees of the Company and its subsidiaries an opportunity to acquire or increase a proprietary interest in the Company or to otherwise benefit from the success of the Company through the grant of stock options, restricted stock, stock appreciation rights, stock payments, performance awards or other awards granted or sold under the Incentive Plan ("Incentive Award"). The Company thereby seeks to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

     All regular, full-time employees of the Company who are key employees of the Company, as determined by the Committee, are eligible to receive an Incentive Award under the Incentive Plan. Currently, it is estimated that approximately 350 persons are eligible for selection.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Incentive Plan is administered by a committee of three or more persons appointed by the Company's Board of Directors ("Committee"). The Committee has the authority to interpret the Incentive Plan, determine the terms and conditions of Incentive Awards and make all other determinations necessary and/or advisable for the administration of the Incentive Plan. The Committee may, with the consent of a participant, amend the terms of any existing Incentive Award previously granted to such participant. The Committee also has authority to prescribe, amend and rescind rules and regulations relating to the Incentive Plan. The Board of Directors has designated the Organization and Compensation Committee as the Committee.

     The Board of Directors may alter, amend, suspend or terminate the Incentive Plan at any time. However, no such action may increase the maximum number of shares that may be sold or issued under the Incentive Plan or alter the class of eligible participants without the approval of the stockholders. No amendment, suspension or termination of the Incentive Plan will, without the consent of the participant or except as otherwise provided in the Incentive Plan or in the statement evidencing the grant of the Incentive Award, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted. No Incentive Award may be granted under the Incentive Plan after the date of termination of the Incentive Plan, but such termination shall not affect any Incentive Award previously granted.

DIVIDEND EQUIVALENTS

     At the discretion of the Committee, and at no additional cost, an amount payable in cash, Common Stock or a combination thereof may be granted to a holder of a stock option, Stock Appreciation Right or other Incentive Award denominated in shares of Common Stock that is equivalent to the amount of dividends paid to stockholders with respect to a number of shares of Common Stock equal to the number of shares upon which such Incentive Award is based.

OPTIONS

     Stock options granted under the Incentive Plan may be incentive stock options intended to qualify under the provisions of Code Section 422 ("ISO") or nonqualified stock options which do not so qualify. The exercise price of Common Stock that is subject to an option will be determined by the Committee at the date such option is granted. The exercise price may be less than the fair market value on the date of grant of the Common Stock subject to an option; however, the exercise price for an ISO shall not be less than the fair market value on the date of grant of the Common Stock subject to such ISO. Options may be exercised as determined by the Committee provided that an ISO may not be exercised after ten years from the date of grant.

PERFORMANCE AWARDS

     Awards, payable in cash, Common Stock or a combination thereof, the terms and conditions of which may be determined by the Committee at the time of grant ("Performance Awards") may be granted under the Incentive Plan. The Committee shall determine the performance criteria to be utilized to calculate the value of the Performance Awards, the term of such Performance Awards, the event or events giving rise to the right to payment of a Performance Award, and the form (cash and/or Common Stock) and time of payment of Performance Awards.

RESTRICTED STOCK

     An award of Common Stock which is the subject of an Incentive Award and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the Incentive Plan and in any statement evidencing the grant of such Incentive Award ("Restricted Stock") may be granted by the Committee. The Committee shall determine the purchase price (if any), terms of payment of the purchase price, restrictions upon the Restricted Stock and when such restriction shall lapse.

     The following restrictions, among others which may be imposed upon Restricted Stock by the Committee, will lapse in accordance with the schedule or other conditions as are determined by the Committee: a restriction on transferability; a requirement that certificates representing Restricted Stock remain in the physical custody of an escrow holder or the Company; and a requirement that each certificate representing Restricted Stock contain a restrictive legend.

STOCK APPRECIATION RIGHTS

     The Committee may approve the grant of a right to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares subject to the right during such period as is specified by the Committee ("SAR"). The Committee may approve the grant of SARs related or unrelated to stock options. Upon exercise of an SAR granted in connection with a stock option granted under the Incentive Plan, the holder of the related option will surrender such option (or any portion thereof to the extent unexercised) with respect to the number of shares as to which such SAR is exercised and will receive payment of an amount computed pursuant to the Incentive Plan.

     Subject to any conditions on the exercise of the SAR that may be imposed by the Committee at the time such SAR is granted, an SAR granted in connection with a stock option will be exercisable at such time or times, and only to the extent that, the related stock option is exercisable, and will not be transferable except to the extent that such related option may be transferable.

STOCK PAYMENTS

     The Committee may approve payments in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any regular, full-time employee of the Company in cash.

TERMINATION OF EMPLOYMENT

     Except as otherwise provided in a written agreement between the Company and the participant, options and SARs expire (i) at the date of termination if the participant's employment with the Company is terminated for cause; (ii) three months following termination of employment (but in no event later than the date of expiration of the option or SAR in accordance with its terms) in the event of termination for any reason other than for cause, death, disability or retirement; (iii) twelve months following termination of employment in the event of termination for death or disability; and (iv) three years following termination of employment (but in no event later than the date of expiration of the option or SAR in accordance with its terms) in the event of termination for retirement. The Committee has the authority to designate longer, and in certain circumstances, shorter periods to exercise options or SARs following a participant's termination of employment and may accelerate the vesting of all or any portion of any option and/or right that is unexercisable on or prior to the date of the participant's termination from employment.

     With respect to Performance Awards, if a participant's employment with the Company is terminated for any reason other than retirement, death or disability prior to the event or events giving rise to the right to payment of a Performance Award, all of the participant's rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee. The Committee may determine what portions, if any, of a Performance Award should be paid to a participant whose employment has been terminated by reason of death, disability or retirement.

     With respect to Restricted Stock, unless otherwise determined by the Committee, upon a participant's termination of employment for any reason, all of the participant's Restricted Stock remaining subject to restrictions on the date of termination of employment shall be repurchased by the Company at the purchase price, if any, paid by the participant for the Restricted Stock.

SECURITIES SUBJECT TO INCENTIVE PLAN

     The aggregate number of shares of Common Stock issuable under the Incentive Plan during any calendar year shall be up to 1.5% of the number of shares of Common Stock outstanding on December 31 of the year preceding the applicable year, plus any unused shares from prior years. Shares subject to the unexercised portion of any Incentive Award that expire, terminate or are canceled and shares issued pursuant to an Incentive Award that are reacquired by the Company will again become available for the grant of further Incentive Awards under the Incentive Plan. ISOs will be subject to the lesser of the maximum annual percentage limitation for all Incentive Awards and a maximum cumulative limitation of 5,000,000 shares.

     The Incentive Plan, as proposed to be amended, provides that the maximum number of shares with respect to which options may be granted under the Incentive Plan to an executive officer in any given calendar year shall not exceed 200,000 shares.

     The Common Stock to be issued under the Incentive Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

     The maximum number of shares issuable under the Incentive Plan during any calendar year, the number and kind of shares or other securities subject to then outstanding Incentive Awards, and the price for each share or other unit of any other securities subject to then outstanding Incentive Awards, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of the properties of the Company, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock) or a reduction in the value of the outstanding shares of Common Stock by reason of an extraordinary cash dividend.

     Except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a "change in control" of the Company, any outstanding Incentive Award not theretofore exercisable, payable or free from restrictions as the case may be, shall immediately become exercisable, payable or free from restrictions, as the case may be, in their entirety and any shares of Common Stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested. A "change in control" for this purpose occurs if: (i) any person or group becomes the beneficial owner of 50% or more of the Company's outstanding voting securities; (ii) a change occurs in the majority of the incumbent directors (except for changes approved by such members); (iii) a merger or other business combination involving the Company is approved by stockholders (other than a merger or other transaction in which (A) the Company's stockholders immediately prior to such transaction would continue to own 50% or more of the outstanding voting securities of the Company or successor after the transaction is consummated and (B) no person or group becomes a 50% or more beneficial owner of Company voting securities); or (iv) a plan of complete liquidation or the sale of all or substantially all of the Company's assets is approved by stockholders.

     On February 13, 1996, the market price of the Company's Common Stock was $37.00 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax treatment which will generally apply to Incentive Awards made under the Incentive Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of an Incentive Award will depend on the specific nature of the Incentive Award. Such an Incentive Award may, depending on the conditions applicable to the Incentive Award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of Incentive Awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each taxpayer is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

     Incentive Stock Options. Pursuant to the Incentive Plan, employees may be granted options which are intended to qualify as ISOs under the provisions of
Section 422 of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

     The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

     Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an ISO (a "Nonqualified Option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Incentive Awards Granted to Insiders," below.

     Special Rules for Incentive Awards Granted to Insiders. If an optionee is a director, officer or shareholder subject to Section 16 of the Securities Exchange Act of 1934 (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of Common

Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Incentive Plan.

     Restricted Stock. Incentive Awards under the Incentive Plan may also include the grant of Restricted Stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the Restricted Stock, the recipient generally will not be taxed on the receipt of Restricted Stock until the restrictions on such stock expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the stock at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of Restricted Stock, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions) over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of stock) with respect to Restricted Stock may be deferred until the 16(b) Date, as described in "Special Rules for Incentive Awards Granted to Insiders" above, unless the Insider makes a valid 83(b) Election.

     Stock Appreciation Rights. Recipients of SARs generally do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of Common Stock received, and the Company is entitled to a deduction equal to such amount.

     Performance Awards, Dividends, and Dividend Equivalents. A payment made under a Performance Award (e.g., stock and cash bonuses), dividends, and dividend equivalent payments are taxable as ordinary income when actually or constructively received by the recipient. As to any Performance Award paid in Common Stock, the amount taxable as ordinary income is the aggregate fair market value of the Common Stock determined as of the date received. The Company is entitled to deduct the amount of a Performance Award, dividends, and dividend equivalent payments when such amounts are taxable as compensation to the recipient.

     Miscellaneous Tax Issues. Incentive Awards may be granted under the Incentive Plan which do not fall clearly into the categories described above. The federal income tax treatment of these Incentive Awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Incentive Awards made under the Incentive Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     A holder's tax basis in Common Stock acquired pursuant to the Incentive Plan generally will equal the amount paid for the Common Stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

     Special rules will apply in cases where a recipient of an Incentive Award pays the exercise or purchase price of the Incentive Award or applicable withholding tax obligations under the Incentive Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the Incentive Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

     The terms of the agreements pursuant to which specific Incentive Awards are made to employees under the Incentive Plan may provide for accelerated vesting or payment of an Incentive Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of Incentive Awards should consult their tax advisors as to whether accelerated vesting of an Incentive Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Incentive Award. The Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options, Restricted Stock, SARs, and Performance Awards) may be limited under Code Section 162(m) to $1 million (per person) annually. The $1 million annual limit generally only applies to non-performance based compensation paid to the Company's CEO and its other four most highly compensated officers.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting of Stockholders and entitled to vote is required for approval of the proposed amendment and restatement of the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1989 INCENTIVE COMPENSATION PLAN.

                        APPROVAL OF THE AMENDMENT TO THE
                      1989 NONEMPLOYEE DIRECTOR STOCK PLAN

                                   PROPOSAL 3

GENERAL

     The Company's Board of Directors has approved an amendment to the Company's 1989 Nonemployee Director Stock Plan ("Director Plan"), subject to approval by the Company's stockholders. The Director Plan was adopted in 1989 and was amended with stockholder approval in 1994. The proposed amendment will increase the number of shares of restricted stock which will be awarded to each nonemployee director upon initial election or appointment as well as upon each subsequent re-election and will change the number of shares of stock which will vest as of the date of each subsequent regular meeting of stockholders at which any directors are to be elected.

     Currently, the Director Plan provides for an award to each nonemployee director upon initial election or appointment as well as upon each subsequent re-election of 500 shares multiplied by the number of years, including any partial year as a full year for this purpose, of the applicable term of office to be served. Grants of restricted stock made on and after such annual meeting vest in equal installments of 500 shares as of the date of each subsequent regular annual meeting of stockholders at which any directors are to be elected. The proposed amendment, if approved, will implement the following changes: (i) increase the number of shares of restricted stock which will be awarded to each nonemployee director upon initial election or appointment as well as upon each subsequent re-election to 600 shares multiplied by the number of years, including any partial year as a full year for this purpose, of the applicable term of office to be served; and (ii) modify the vesting schedule to provide that grants of restricted stock made on and after such annual meeting will vest in equal installments of 600 shares as of the date of each subsequent regular Annual Meeting of Stockholders at which any directors are to be elected.

     The primary purpose of the proposed amendments to the Director Plan is to increase the number of shares included in the automatic grants to nonemployee directors in order to keep the total package of nonemployee director compensation competitive with comparable publicly-traded companies.

     A description of the principal features of the Director Plan, as proposed to be amended, is set forth below.

PURPOSE AND ELIGIBILITY

     The purpose of the Director Plan is to enable the Company to attract and retain the services of experienced and knowledgeable nonemployee directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the nonemployee directors in the Company.

     Only members of the Board of Directors of the Company who are not employees of the Company or of a parent or subsidiary corporation of the Company are eligible to receive awards under the Director Plan. The Company currently has ten nonemployee directors.

ADMINISTRATION, AMENDMENT AND TERMINATION

     The Director Plan is administered by the Board of Directors ("Board"). The Board, in its absolute discretion, may at any time and from time to time delegate to a committee of three or more persons appointed by the Board, all or any part of the authority, powers and discretion of the Board under the Director Plan.

     The Board may at any time amend, suspend, or terminate the Director Plan, provided that (i) no such action shall deprive the holder of a restricted stock award under the Director Plan of such award without the consent of such holder;
(ii) the nondiscretionary manner in which restricted stock awards are made to nonemployee directors under the Director Plan shall not be modified or amended (provided that the number of shares to be included in each automatic grant may be changed with approval of the stockholders); and (iii) stockholder approval is required for certain modifications including modifications to increase the maximum number of shares authorized under the Director Plan, to accelerate certain vesting schedules, to extend the duration of the Director Plan, to materially modify the eligibility requirements, or to materially increase the benefits accruing to recipients of awards under the Director Plan. Unless previously terminated, as to authority to grant new awards, the Director Plan shall terminate on December 31, 1999.

RESTRICTED STOCK AWARDS

     Under the Director Plan, as proposed to be amended, upon election, re-election or appointment of a nonemployee director to the Board, such nonemployee director shall automatically be granted an award consisting of 600 shares of restricted stock multiplied by the number of years, including any partial year as a full year, which remain in the term of the person so elected, re-elected or appointed.

     Participants under the Director Plan are not required to pay any purchase price for the shares of Common Stock to be acquired pursuant to a restricted stock award, unless otherwise required under applicable law or regulations. Recipients of restricted stock are entitled to vote and to receive dividends on the shares subject to the award from the original date through the vesting date (at which time the recipient receives unrestricted ownership of the shares).

     The shares awarded under the Director Plan are subject to: restrictions on transferability; a vesting schedule; and a requirement that the certificates representing such shares must contain a restrictive legend. The Director Plan, as proposed to be amended, provides that, as of the date of each annual meeting of stockholders following the date of a restricted stock award, the vesting restrictions shall lapse and be removed with respect to 600 of the shares covered by such restricted stock award. In the event that a recipient of a restricted stock award under the Director Plan ceases to be a director for any reason other than death or total disability, all unvested shares acquired under the Director Plan by such recipient shall be returned to the Company. If a recipient of a restricted stock award under the Director Plan ceases to be a director because of death or total disability, the vesting restrictions shall lapse and be removed with respect to all shares acquired by such recipient under restricted stock awards pursuant to the Director Plan. In the event of a "change in control" the vesting restrictions shall lapse and be removed with respect to all shares acquired under restricted stock awards pursuant to the Director Plan. A "change in control" for this purpose occurs if: (i) any person or group becomes the beneficial owner of 50% or more of the Company's outstanding voting securities;
(ii) a change occurs in the majority of the incumbent directors (except for changes approved by such members); (iii) a merger or other business combination involving the Company is approved by stockholders (other than a merger or other transaction in which (A) the Company's stockholders immediately prior to such transaction would continue to own 50% or more of the outstanding voting securities of the Company or successor after the transaction is consummated and
(B) no person or group becomes a 50% or more beneficial owner of Company voting securities); or (iv) a plan of complete liquidation or the sale of all or substantially all of the Company's assets is approved by stockholders.

SECURITIES SUBJECT TO DIRECTOR PLAN

     The shares of Common Stock to be delivered under the Director Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market. Under the Director Plan, the total number of shares of Common Stock which may be issued or transferred pursuant to an award of restricted stock under the Director Plan shall not exceed 50,000 shares. In addition, if, on or before termination of the Director Plan, any shares of Common Stock subject to an award of restricted stock shall not be issued or transferred and shall cease to be issuable or transferable for any reason, or if such shares shall have been reacquired by the Company pursuant to the restrictions imposed on such shares, the shares not so issued or transferred and shares so reacquired shall no longer be charged against such 50,000 share limit.

     The maximum number of shares issuable under the Director Plan, the number of shares to be included in each grant of restricted stock under the Director Plan, the number and kind of shares then subject to restrictions, and the repurchase price, if any, for each share of Common Stock subject to restrictions, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of the properties of the Company, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock).

     On February 13, 1996, the market price of the Company's Common Stock was $37.00 per share.

FEDERAL INCOME TAX CONSEQUENCES

     Under existing federal income tax provisions, a director who receives shares of restricted stock under the Director Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code")) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year of the grant or award. Such director will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date of such restrictions lapse (or the earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any. A director may elect, however, to include in income in the year of grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of grant. If this election is made, the director will ordinarily not be entitled to recognize any loss thereafter attributable to the shares as a result of forfeiture. This summary does not purport to be a complete statement of the law and does not cover tax consequences under foreign, state or local laws. In addition, unless an insider makes a valid election under
Section 83(b) of the Code, special rules may apply to insiders under Section 16(b) of the Securities Exchange Act of 1934.

     The table below summarizes certain information with respect to restricted stock awards under the Director Plan:

                               NEW PLAN BENEFITS
                 ALLERGAN 1989 NONEMPLOYEE DIRECTOR STOCK PLAN

                                                              DOLLAR VALUE AT
                              NAME                               12/31/95       NUMBER OF SHARES
                              ----                            ---------------   ----------------
    Nonemployee Directors Scheduled to Receive Grants in
      1996..................................................      $117,000(1)         3,600(2)

---------------
(1) Based on the closing price of $32.50 on the New York Stock Exchange of the Company's Common Stock on December 31, 1995.

(2) Represents only the aggregate number of restricted shares which will automatically be awarded under the Director Plan to the two nonemployee directors who are Class I nominees for election at the 1996 Annual Meeting of Stockholders.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting of Stockholders and entitled to vote is required for approval of the amendments to the Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1989 NONEMPLOYEE DIRECTOR STOCK PLAN.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the stockholders' meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Independent public accountants for the fiscal year ending December 31, 1996 will be selected by the Board of Directors after a review and recommendation to the Board by the Audit Committee.

                                 ANNUAL REPORT

     The Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 1995, accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1997 proxy solicitation materials must, in addition to other applicable requirements, set forth such proposal in writing and send the proposal to the Secretary of the Company so that it is received on or before November 15, 1996.

                                 OTHER BUSINESS

PRESENTED BY MANAGEMENT

     As of the date of this Proxy Statement, management knows of no other matters to be brought before the stockholders at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

PRESENTED BY STOCKHOLDERS

     Pursuant to the Company's Restated Certificate of Incorporation only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 30 days nor more than 60 days prior to the meeting. If less than 40 days' notice or prior public disclosure of the meeting has been given to stockholders, then notice of the proposed business matter must be received by the Secretary not later than ten days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (c) the class and number of shares of the Company which are beneficially owned by the stockholder on the date of such stockholder notice and by other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (d) any material interest of the stockholder in such business.

                                            By Order of the Board of Directors

                                                          [SIG]
                                                  Francis R. Tunney, Jr.
                                                        Secretary

March 18, 1996
Irvine, California

                                                                       EXHIBIT A

                                 ALLERGAN, INC.
                        1989 INCENTIVE COMPENSATION PLAN
                           (AS AMENDED AND RESTATED)

I.  GENERAL PROVISIONS

1.1  PURPOSES OF THE PLAN

     Allergan, Inc. ("Allergan") has adopted this 1989 Incentive Compensation Plan (the "Plan") to advance the interests of Allergan and its stockholders by affording to key management and other Employees of Allergan and its subsidiaries an opportunity to acquire or increase a proprietary interest in the Company or to otherwise benefit from the success of the Company through the grant to such Employees of Incentive Awards under the terms and conditions set forth herein. By thus encouraging such Employees to become owners of Allergan's shares and by granting such Employees other incentive compensation that is measured by the increased market value of Allergan's shares or another appropriate measure of the success and profitability of the Company, the Company seeks to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

1.2  DEFINITIONS

     As used herein the following terms shall have the meanings set forth below:

     (a) "Allergan" means Allergan, Inc., a Delaware corporation, or any successor thereto.

     (b) "Board" means the Board of Directors of Allergan.

     (c) "Cause" means, with respect to the discharge by the Company of any Participant, any conduct that under Company policies as set forth from time to time in the Allergan Supervisors Manual (or any successor thereto) would be considered to constitute "serious misconduct" that would justify immediate termination without benefit of a counseling review or severance pay.

     (d) "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

          (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Allergan representing 50% or more of the combined voting power of Allergan's then outstanding voting securities;

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Allergan's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Allergan, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board;

          (iii) The stockholders of Allergan approve a merger or consolidation with any other corporation, other than

             (A) a merger or consolidation which would result in the voting securities of Allergan outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the voting securities of Allergan or such other entity outstanding immediately after such merger or consolidation, and

             (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50% or more of the combined voting power of Allergan's then outstanding voting securities; or

          (iv) The stockholders of Allergan approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this Paragraph (d), a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this Paragraph is an underwriter or underwriting syndicate that has acquired the ownership of 50% or more of the combined voting power of Allergan's then outstanding voting securities solely in connection with a public offering of Allergan's securities or (2) if the "person" described in the preceding provisions of this Paragraph is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     (e) "Code" means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

     (f) "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof.

     (g) "Common Stock" means the common stock of Allergan, $0.01 par value.

     (h) "Company" means Allergan and any present or future parent or subsidiary corporations (as defined in Section 425 of the Code) with respect to Allergan, or any successors to such corporations.

     (i) "Dividend Equivalent" means an amount payable in cash, Common Stock or a combination thereof to a holder of a Stock Option, Stock Appreciation Right or other Incentive Award denominated in shares of Common Stock that is equivalent to the amount of dividends paid to stockholders with respect to a number of shares of Common Stock equal to the number of shares upon which such Incentive Award is based.

     (j) "Employee" means any regular, full-time employee of the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act shall also refer to any successor provision to such section.

     (l) "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee on the basis of such factors as it may deem appropriate.

     (m) "Incentive Award" means any Stock Option, Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or other award granted or sold under the Plan.

     (n) "Incentive Stock Option" means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

     (o) "Nonqualified Stock Option" means a stock option other than an Incentive Stock Option.

     (p) "Option" or "Stock Option" means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

     (q) "Participant" means any Employee selected by the Committee to receive an Incentive Award pursuant to this Plan.

     (r) "Payment Event" means the event or events giving rise to the right to payment of a Performance Award.

     (s) "Performance Award" means an award, payable in cash, Common Stock or a combination thereof, the terms and conditions of which may be determined by the Committee at the time the Performance Award is granted.

     (t) "Plan" means the Allergan, Inc. 1989 Incentive Compensation Plan as set forth herein, as amended from time to time.

     (u) "Purchase Price" means the purchase price (if any) to be paid by a Participant for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

     (v) "Restricted Stock" means Common Stock which is the subject of an Incentive Award under this Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any statement evidencing the grant of such Incentive Award.

     (w) "Securities Act" means the Securities Act of 1933, as amended.

     (x) "Stock Appreciation Right" or "Right" means a right granted pursuant to
Section VI of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the Fair Market Value of the shares subject to the right during such period as is specified by the Committee.

     (y) "Stock Payment" means a payment in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any Employee of the Company.

1.3  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     (a) Subject to the provisions of Section 1.3(c) and Section 8.1 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Awards under the Plan shall be:

          (i) During the period commencing with the inception of the Plan through February 29, 1992 (the "Transition Date"), the aggregate number of shares that may be issued pursuant to or issuable upon exercise of Incentive Awards granted prior to the Transition Date shall be 5,000,000 shares.

          (ii) After the Transition Date, the aggregate number of shares that may be issued pursuant to or issuable upon exercise of Incentive Awards granted during any calendar year shall be up to 1.5% of the Outstanding Shares (as defined below) plus (A) with respect to calendar years 1993 and thereafter, any unused shares available under this Section 1.3(a)(ii) from prior years and (B) any shares issued or issuable under Incentive Awards granted after the Transition Date which by virtue of Section 1.3(c) below again become available for the grant of further Incentive Awards.

(For purposes of Section 1.3(a)(ii) above, the term "Outstanding Shares" means the number of shares of Common Stock outstanding on December 31 of the year preceding the year for which the calculation is to be made; provided that, for purposes of determining the maximum aggregate number of shares which may be issued pursuant to or issuable upon exercise of Incentive Awards granted during calendar 1992 after the Transition Date, "Outstanding Shares" shall mean the number of shares of Common Stock outstanding on the Transition Date.)

     (b) The Common Stock to be issued under this Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

     (c) Shares of Common Stock subject to unexercised portions of any Incentive Award granted under this Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Incentive Award under this Plan that are reacquired by the Company pursuant to the terms of the Incentive Award under which such shares were issued, will again become available for the grant of further Incentive Awards under this Plan.

     (d) Notwithstanding Section 1.3(a) (ii) above, the maximum number of shares issuable upon the exercise of Incentive Awards granted in the form of Incentive Stock Options after the Transition Date shall be the lesser of the amount determined pursuant to Section 1.3 (a) (ii) above and 5,000,000 shares,

     (e) The maximum number of shares of Common Stock with respect to which Stock Options may be granted to an executive officer in any given calendar year is 200,000 Options per executive officer.

1.4  ADMINISTRATION OF THE PLAN

     (a) The Plan will be administered by the Committee, which will consist of three or more persons appointed by the Board (i) who are not eligible to receive Incentive Awards under the Plan and (ii) who have not been eligible at any time within one year before appointment to the Committee for selection as persons to whom Incentive Awards may be granted pursuant to the Plan, or to whom shares may be allocated, or stock options, stock appreciation rights or similar rights may be granted, pursuant to any other discretionary plan of Allergan (or any affiliate thereof, within the meaning of the Exchange Act and the regulations thereunder) entitling the participants therein to acquire stock, stock options, stock appreciation rights or similar rights of Allergan (or any affiliate thereof, within the meaning of the Exchange Act and the regulations thereunder). Notwithstanding anything contained herein, no person shall be disqualified from being a member of the Committee merely because such person is entitled to receive grants of restricted stock pursuant to the Allergan, Inc. 1989 Nonemployee Director Stock Plan or any successor thereto providing for the automatic grant, without the intervention of any administrative discretion, of stock options, restricted stock or other stock-based incentive compensation awards.

     (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to select the eligible Employees to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to a Participant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of a Participant, amend in a manner consistent with the Plan the terms of any existing Incentive Award previously granted to such Participant.

     (c) Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     (d) No member of the Board or the Committee nor any designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

1.5  PARTICIPATION

     (a) All Employees who are key Employees of the Company, as determined by the Committee, are eligible to receive Incentive Awards under the Plan. In no event may any member of the Board who is not an Employee be granted an Incentive Award under the Plan.

     (b) At the time of the grant of each Incentive Award pursuant to this Plan, the Committee shall deliver, or cause to be delivered, to the Participant to whom the Incentive Award is granted a written statement evidencing the Incentive Award and setting forth such terms and conditions applicable to the Incentive Award as the Committee may in its discretion determine consistent with the Plan.

II.  DIVIDEND EQUIVALENTS

     A Participant may in the discretion of the Committee be granted, at no additional cost, Dividend Equivalents based on the dividends declared on the Common Stock on record dates during the period between the date an Incentive Award is granted and the date such Incentive Award is exercised or such other period as is determined by the Committee and specified in the instrument that evidences the grant of the Incentive Award. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

     Dividend Equivalents shall be computed as of each dividend record date in such manner as may be determined by the Committee and shall be payable to Participants at such time or time as the Committee in its discretion may determine.

III.  OPTIONS

3.1  OPTION PRICE

     The purchase price of Common Stock under each Option (the "Option Exercise Price") will be determined by the Committee at the date such Option is granted. The Option Exercise Price may be less than the Fair Market Value on the date of grant of the Common Stock subject to the Option; provided, however, that in no event shall the Option Exercise Price be less than the par value of the shares of Common Stock subject to the Option; and further provided that in the case of an Incentive Stock Option the Option Exercise Price shall be not less than the Fair Market Value on the date of grant of the Common Stock subject to such Option or such other amount as is necessary to enable such Option to be treated as an "incentive stock option" within the meaning of Code Section 422A.

3.2  OPTION PERIOD

     Options may be exercised as determined by the Committee, but, in the case of an Incentive Stock Option, in no event after ten years from the date of grant of such Option or such other period as is necessary to enable such Option to be treated as an "incentive stock option" within the meaning of Code Section 422A.

3.3  EXERCISE OF OPTIONS

     At the time of the exercise of an Option, the purchase price shall be paid in full in cash or other equivalent consideration acceptable to the Committee and consistent with the Plan's purpose and applicable law, including without limitation Common Stock or Restricted Stock or other contingent awards denominated in either stock or cash. Any shares of Company Stock assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

3.4  LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS

     The aggregate Fair Market Value (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all stock option plans of the Company) shall not exceed $100,000 or such other limit as is prescribed by the Code. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

3.5  TERMINATION OF EMPLOYMENT

     (a) Except as otherwise provided in a written agreement between the Company and the Participant, in the event of the termination of a Participant's employment with the Company for Cause, all of the Participant's unexercised Options and/or Rights shall expire as of the date of such termination.

     (b) Except as otherwise provided in a written agreement between the Company and the Participant, in the event of a Participant's termination of employment for:

          (i) Any reason other than for Cause, death, disability, or normal retirement (as defined in the instrument evidencing the grant of the Option), the Participant's Options and/or Rights shall expire and become unexercisable as of the earlier of (A) the date such Options and/or Rights expire in accordance with their terms or (B) three calendar months after the date of termination.

          (ii) Death or disability, subject to the provisions of Paragraph (c) below, the Participant shall have twelve (12) months after the date of termination within which to exercise Options and/or Rights that have become exercisable on or before such date and that have not expired on or before such date, regardless of the date upon which such Options or Rights would otherwise expire in accordance with their terms.

          (iii) Normal retirement, the Participant's Options and/or Rights shall expire and become unexercisable as of the earlier of (A) the date such Options and/or Rights expire in accordance with their terms or (B) three
     (3) years after the date of termination.

     (c) Notwithstanding anything to the contrary in Paragraphs (a) or (b) above, the Committee may in its discretion designate such shorter or longer periods to exercise Options and/or Rights following a Participant's termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Participant of such Options and/or Rights or if such shorter period is agreed to in writing by the Participant. In the case of an Incentive Stock Option, notwithstanding anything to the contrary herein, in no event shall such Option be exercisable after the expiration of ten years from the date such Option is granted (or such other period as is provided in Code
Section 422A). Notwithstanding anything to the contrary herein, Options and/or Rights shall be exercisable by a Participant (or his successor in interest) following such Participant's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options and/or Rights that had not become exercisable on or prior to the date of such termination.

3.6  GRANT OF OPTIONS IN SUBSTITUTION FOR SMITHKLINE BECKMAN CORPORATION OPTIONS

     In accordance with the provisions of Section 7.05 of that certain Distribution Agreement dated as of April 11, 1989, among SmithKline Beckman Corporation ("SKB"), Allergan and Beckman Instruments, Inc. (the "Distribution Agreement") and notwithstanding anything to the contrary in this Plan, in the event that as of the Distribution Date (as defined in the Distribution Agreement) an Employee (or other person described in Section 7.05(b) of the Distribution Agreement) shall hold an outstanding option granted under any employee stock option plan of SKB (an "SKB Option") there shall be granted to such Employee (or other person) pursuant to this Plan, in substitution for such SKB Option, an Option to purchase Common Stock (a

"Substitute Option"). The number of shares subject to such Substitute Option, the Option Exercise Price of such Substitute Option and the other terms and conditions of such Substitute Option shall be determined by the Committee in accordance with Section 425(a) of the Code or any other reasonably comparable method designed to preserve the gain in the SKB Option at the time of the substitution.

IV.  PERFORMANCE AWARDS

4.1  GRANT OF PERFORMANCE AWARDS

     The Committee shall determine the performance criteria (which need not be identical) to be utilized to calculate the value of the Performance Awards, the term of such Performance Awards, the Payment Event, and the form and time of payment of Performance Awards. The specific terms and conditions of each Performance Award shall be set forth in a written statement evidencing the grant of such Performance Award.

4.2  PAYMENT OF AWARD; LIMITATION

     Upon the occurrence of a Payment Event, payment of a Performance Award will be made to the Participant in cash or in shares of Common Stock valued at Fair Market Value on the date of the Payment Event or a combination of Common Stock and cash, as the Committee in its discretion may determine. The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written statement evidencing the grant of the Performance Award.

4.3  EXPIRATION OF PERFORMANCE AWARD

     If any Participant's employment with the Company is terminated for any reason other than normal retirement (as defined in the instrument evidencing the grant of the Performance Award), death, or disability prior to the occurrence of the Payment Event, all of the Participant's rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, disability or normal retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Participant.

V.  RESTRICTED STOCK

5.1  AWARD OF RESTRICTED STOCK

     The Committee may grant awards of Restricted Stock to Employees. The Committee shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse. The terms and conditions of the Restricted Stock shall be set forth in the statement evidencing the grant of such award of Restricted Stock.

5.2  REQUIREMENTS OF RESTRICTED STOCK

     All shares of Restricted Stock granted or sold, pursuant to the Plan will be subject to the following conditions:

     (a) The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

     (b) The Committee may require that the certificates representing Restricted Stock granted or sold to a Participant pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

     (c) Each certificate representing Restricted Stock granted or sold to a Participant pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

     (d) The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

5.3  LAPSE OF RESTRICTIONS

     The restrictions imposed upon Restricted Stock pursuant to Section 5.2 above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the statement evidencing the grant or sale of the Restricted Stock.

5.4  RIGHTS OF PARTICIPANT

     Subject to the provisions of Section 5.2 or restrictions imposed pursuant to Section 5.2, the Participant will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Participant under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

5.5  TERMINATION OF EMPLOYMENT

     Unless the Committee in its discretion determines otherwise, upon a Participant's termination of employment for any reason, all of the Participant's Restricted Stock remaining subject to restrictions imposed pursuant to this Plan on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any).

VI.  STOCK APPRECIATION RIGHTS

6.1  GRANTING OF STOCK APPRECIATION RIGHTS

     The Committee may approve the grant to eligible Employees of Stock Appreciation Rights related or unrelated to Options, at any time.

     (a) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.1(c). Such Option will, to the extent surrendered, then cease to be exercisable.

     (b) Subject to Section 6.1(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     (c) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Option Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

     (d) The Committee may grant Stock Appreciation Rights unrelated to Options to eligible Employees. Section 6.1(c) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

     (e) Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

     (f) Payment of the amount determined under the foregoing provisions of this
Section 6.2 may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee is hereby vested with full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Participant to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     (g) The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any other comparable provisions in effect at the time or times in question).

6.2  TERMINATION OF EMPLOYMENT

     Section 3.5 will govern the treatment of Stock Appreciation Rights upon the termination of a Participant's employment with the Company.

VII.  STOCK PAYMENTS

     The Committee may approve Stock Payments of the Company's Common Stock to any Employee of the Company for all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

VIII.  OTHER PROVISIONS

8.1  ADJUSTMENT PROVISIONS

     (a) Subject to Section 8.1(b) below, (i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares provided in Section 1.3 (including the maximum amounts referred to in Section 1.3(d) and (e)), (y) the number and kind of shares or other securities subject to then outstanding Incentive Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards. Adjustments under this Section 8.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

     (b) In addition to the adjustments permitted by Section 8.1(a) above, except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a Change in Control of the Company any outstanding Incentive Awards not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions (other than restrictions required by applicable law or any national securities exchange upon which any securities of the Company are then listed), as the case may be, in their entirety and any shares of Common Stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Plan.

8.2  SECTION 16 PERSONS

     Notwithstanding any other provisions in this Plan, any Incentive Award granted hereunder to an Employee who is then subject to Section 16 of the Exchange Act shall be subject to the following limitations:

     (a) The Incentive Award may provide for the issuance of shares of Common Stock as a stock bonus for no consideration other than services rendered or to be rendered. In the event of an Incentive Award under which shares of Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall either (1) be equal to the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law, (2) be equal to or greater than 50% of the fair market value of such shares on the date of grant of such Incentive Award, or (3) in the case of Stock Options granted pursuant to Section
3.6 above, be the amount determined pursuant to the applicable substitution formula. For such purposes, the fair market value of shares of Common Stock shall be calculated on the basis of the closing price of stock of that class on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or national quotation system on which such shares are then quoted or, if not so quoted, as furnished by a professional securities dealer making a market in such shares selected by the Board or the Committee.

     (b) Any Stock Option or similar right (including a Stock Appreciation Right) granted to such Employee pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during such Employee's lifetime only by him or by his guardian or legal representative. No Incentive Award granted to such Employee and no right of such Employee under the Plan, contingent or otherwise, will be assignable or made subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of such Employee. If such beneficiary is the executor or administrator of the estate of the Employee, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Employee.

8.3  CONTINUATION OF EMPLOYMENT

     (a) Nothing in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company, or to confer upon the Company any right to require any Participant's continued employment. Except as expressly provided in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan, the Company shall have the right to deal with each Participant in the same manner as if the Plan and any such statement evidencing the grant of an Incentive Award pursuant to the Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment of the Participant. Unless otherwise expressly set forth in a separate employment agreement between the Company and such Participant, the Company may terminate the employment of any Participant with the Company at any time for any reason, with or without cause.

     (b) Any question(s) as to whether and when there has been a termination of a Participant's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be determined by the Committee's and the Committee's determination thereof shall be final and binding.

8.4  COMPLIANCE WITH GOVERNMENT REGULATIONS

     No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

8.5  ADDITIONAL CONDITIONS

     The award of any benefit under this Plan may also be subject to such other provisions (whether or not applicable to the benefit award to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

8.6  PRIVILEGES OF STOCK OWNERSHIP

     No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award, except as to such shares of Common Stock, if any, that have been issued to such Participant in accordance with the terms and conditions of the applicable Incentive Award; provided, however, that Participants who have received Restricted Stock shall have only those rights with respect to such stock as are set forth in this Plan and the statement evidencing the grant or sale of such Restricted Stock.

8.7  AMENDMENT AND TERMINATION OF PLAN: AMENDMENT OF INCENTIVE AWARDS

     (a) The Board may alter, amend, suspend or terminate the Plan at any time. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Plan or alter the class of Employees eligible to participate in the Plan. With respect to any other amendments of the Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

     (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award as it deems advisable. Without limiting the generality of the foregoing, the Committee may, with the consent of the Participant, from time to time to adjust or reduce the purchase price of Options held by such Participant by cancellation of such Options and granting of Options to purchase the same or a lesser number of shares at lower purchase prices or by modification, extension or renewal of such Options.

     (c) Except as otherwise provided in this Plan or in the statement evidencing the grant of the Incentive Award, no amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

8.8  OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Employees of the Company.

8.9  PLAN BINDING ON SUCCESSORS

     The Plan shall be binding upon the successors and assigns of the Company.

8.10  SINGULAR, PLURAL; GENDER

     Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.11  HEADINGS, ETC., NO PART OF PLAN

     Heading of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

8.12  PARTICIPATION BY FOREIGN EMPLOYEES

     Notwithstanding anything to the contrary herein, the Committee may, in order to fulfill the purposes of the Plan, modify grants of Incentive Awards to Participants who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

IX.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective on the later of (a) the date of its adoption by the Board, (b) the date of its approval by the holders of the outstanding shares of Common Stock (either by a vote of a majority of such outstanding shares present in person or by proxy and entitled to vote at a meeting of stockholders of the Company or by written consent) or (c) the date of the distribution by SKB (as defined in Section 3.6 above) of the stock of Allergan pursuant to the terms of the Distribution Agreement (as defined in Section 3.6 above). The Plan shall terminate at such time as the Board, in its discretion, shall determine. No Incentive Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Incentive Award theretofore granted.

                               [LOGO] ALLERGAN

     CONFIDENTIAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING APRIL 23, 1996
P
        The undersigned hereby constitutes and appoints Francis R. Tunney, Jr.
R and Susan J. Glass, and each of them, his or her true and lawful agents and proxies with full power of substitution in each to
O represent the undersigned at the Annual Meeting of Stockholders of ALLERGAN, INC. to be held at its corporate headquarters, 2525 Dupont
X Drive, Irvine, CA on Tuesday, April 23, 1996, and at any adjournments thereof, on all matters coming before the meeting.
Y
                Election of Directors, Nominees:

                Howard E. Greene, Jr., Richard M. Haugen, Lester J. Kaplan, Ph.D., Leonard D. Schaeffer

        If this Proxy relates to shares held for the undersigned in the Allergan, Inc. Employee Stock Ownership Plan, the Allergan, Inc. Savings and Investment Plan and the Allergan, Inc. Puerto Rico Savings and Investment Plan, then, when properly executed, it shall constitute instructions to the plan trustees to vote in the manner directed herein.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
        APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

     Please mark your
[X]  votes as in this
     example.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of Directors and FOR Proposals 2 and 3.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR election of Directors.
--------------------------------------------------------------------------------
1.  Election of                 FOR             WITHHELD
    Directors.                  [ ]                [ ]
    (see reverse)

For, except vote withheld from the following nominee(s):


--------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 2 and 3.
--------------------------------------------------------------------------------

2.  Approval of the amended and restated 1989 Incentive Compensation Plan.
                 FOR            AGAINST             ABSTAIN
                 [ ]              [ ]                 [ ]

3.  Approval of the amendment to the 1989 Nonemployee Director Stock Plan.
                 FOR            AGAINST             ABSTAIN
                 [ ]              [ ]                 [ ]
--------------------------------------------------------------------------------

                Please check the box if you plan to attend the          [ ]
                Annual Meeting.

                Please check the box if you wish to have your           [ ]
                vote disclosed to the Company. The Company's
                Confidential Voting Policy is described in the Proxy Statement accompanying this Proxy.

                                NOTE:  Please sign as name appears hereon.
                                Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                ------------------------------------------------


                                ------------------------------------------------
                                SIGNATURE(S)                            DATE